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                          THIRD AMENDMENT dated as of November 29, 2001 (this
                     "AMENDMENT"), to the Credit Agreement (the "CREDIT AGREEMENT") dated as of May 31, 2000, as amended, modified and supplemented pursuant to a First Amendment dated as of December 7, 2000, a Second Amendment dated as of January 11, 2001, and a Waiver dated as of August 29, 2001, among McLEODUSA INCORPORATED, a Delaware corporation (the "BORROWER"); the lenders party thereto (the "LENDERS"); JPMORGAN CHASE BANK (formerly known as The Chase Manhattan
                     Bank), a New York banking corporation, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and as collateral agent (in such capacity, the "COLLATERAL AGENT"); Salomon Smith Barney Inc., as syndication agent (in such capacity, the "SYNDICATION AGENT"); and Bank of America, N.A. and Goldman Sachs Credit Partners L.P., as co-documentation agents (in such capacities, the "CO-DOCUMENTATION AGENTS").


                                    PREAMBLE

            The Borrower has advised the Lenders that the Borrower is considering pursuing a restructuring on terms and conditions not materially inconsistent with those described in Annex I attached hereto, as such Annex may be amended from time to time in accordance with its terms (the "RESTRUCTURING") which the Borrower may implement either through an out-of court series of transactions, including an exchange offer (the "EXCHANGE OFFER") for the Indenture Debt and a proxy statement and consent solicitation (the "OUT-OF-COURT ALTERNATIVE") or through an in-court Bankruptcy Proceeding (the "IN-COURT ALTERNATIVE"). Certain capitalized terms used herein are defined on Annex II hereto. Capitalized terms used and not defined herein (including on Annex II hereto) have the meanings defined in the Credit Agreement as amended hereby.

            In connection with the foregoing, the Borrower has requested that the Lenders agree to amend or waive certain provisions of the Loan Documents. The Lenders party hereto are willing to grant such consent and agree to such amendments and waivers, in each case on the terms and subject to the conditions set forth herein.

            Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1. CONDITIONS TO THE EFFECTIVENESS OF THIS AMENDMENT. Immediately upon the satisfaction of the following conditions, this Amendment shall become effective (the date on which such conditions are satisfied, being the "THIRD AMENDMENT EFFECTIVE DATE"):

            (i) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, each Subsidiary Loan Party that is a party to the Subsidiary Guarantee Agreement on the Third Amendment Effective Date and the Required Lenders;

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                                                                            2

            (ii) the FL Standby Purchase Agreement (other than those agreements, documents, certificates and instruments to be executed and delivered on the closing date of the sale of the Publishing Assets) shall have been executed and delivered by the parties thereto and shall provide for a cash purchase price for the Publishing Assets of not less than $535,000,000; and

            (iii) the FL New Preferred Stock Purchase Agreement (other than those agreements, documents, certificates and instruments to be executed and delivered on the closing date of the Forstmann Little investment) shall have been executed and delivered by the parties thereto and shall provide for a $100,000,000 all cash investment in the New Preferred Stock by Forstmann Little.

            SECTION 2. CERTAIN AMENDMENTS, AGREEMENTS AND WAIVERS. Immediately upon the Third Amendment Effective Date, the following amendments, agreements and waivers shall become operative:

            (a) AMENDMENTS TO LOAN DOCUMENTS. The Credit Agreement and other Loan Documents are hereby amended as follows:

            (i) Section 1.01 of the Credit Agreement is amended by adding the following definitions in appropriate alphabetical order:

                  "'BANKRUPTCY COURT' means the United States Bankruptcy Court for the District in which any Bankruptcy Proceeding is pending."

                  "'BANKRUPTCY PROCEEDING' means a voluntary or involuntary case commenced in respect of (i) the Borrower or (ii) the Borrower and one or more Subsidiaries of the Borrower under Chapter 11 or Chapter 7 of the United States Bankruptcy Code 11 U.S.C. Section101, ET SEQ. (the "BANKRUPTCY CODE"); PROVIDED that any such proceeding shall cease to be a Bankruptcy Proceeding for purposes of this definition if in connection with such proceeding any of the following requirements is not or ceases to be satisfied: (a) the order for relief is entered not later than 20 days after commencement of the case, (b) in the event a post-petition solicitation is to be undertaken in respect of holders of any claims or interests of any class impaired by the Reorganization Plan, the Bankruptcy Court shall have entered an order on or prior to June 1, 2002 approving a disclosure statement to solicit acceptances of the Reorganization Plan from such holders, (c) the Reorganization Plan shall have been substantially consummated not later than August 1, 2002, and (d) the Borrower is continuing in good faith to seek consummation of the Restructuring."

                  "'DIP AGENT' mean JPMorgan Chase Bank, as Administrative Agent under the New Interim Facility."

                  "'ICTC ASSETS' means the capital stock of Illinois
               Consolidated Telephone Company or substantially all its assets, liabilities and business, and such other assets of the Borrower and its Subsidiaries as may be directly related to, and used in and necessary to, the operation of such business."

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                                                                              3

                  "'NEW INTERIM FACILITY' means a debtor-in-possession financing facility of the Borrower in a principal amount not in excess of $50,000,000 among the Borrower, the DIP Agent and one or more lenders identified therein, which facility shall be approved pursuant to a Qualifying DIP Order in the Bankruptcy Proceeding on terms and conditions not materially inconsistent with those set forth in Annex VI to the Third Amendment."

                  "'NEW INTERIM FACILITY OBLIGATIONS' means the obligations of the Borrower and its Subsidiaries under the New Interim Facility and the related documents, instruments and agreements executed in connection therewith, including payment of principal and interest and all other amounts payable thereunder."

                  "'NEW POST-RESTRUCTURING FACILITY' means a financing facility of the Borrower that becomes effective not earlier than the date of consummation of the Restructuring in a principal amount not in excess of $160,000,000 (of which $10,000,000 shall be reserved and made available to the Borrower on a dollar for dollar basis as LC Exposure is reduced under this Agreement) on terms and conditions substantially as set forth in Annex III to the Third Amendment."

                  "'NEW POST-RESTRUCTURING FACILITY OBLIGATIONS' means the
               obligations of the Borrower and its Subsidiaries under the New Post-Restructuring Facility and the related documents, instruments and agreements executed in connection therewith, including payment of principal and interest and all other amounts payable thereunder."

               "'NON-CORE ASSETS' means the assets and businesses specified on
               Schedule 2.11(c) hereto (including the Capital Stock of any Subsidiary engaged exclusively in any such business or businesses specified on Schedule 2.11(c) and not owning any assets other than Non-Core Assets), and, with respect to any business specified on Schedule 2.11(c), such other assets of the Borrower and its Subsidiaries as may be directly related to, and used in and necessary to, the operation of such business."

                  "'PROGRESS CONDITIONS' means the conditions set forth in Annex
               IV to the Third Amendment."

                  "'PUBLISHING ASSETS' means the Capital Stock of McLeodUSA
               Media Group, Inc. or substantially all its assets, liabilities and business (including the Capital Stock, assets, business and liabilities of its direct and indirect Subsidiaries and such other assets of the Borrower and its Subsidiaries as may be directly related to, and used in and necessary to, the operation of such business, which other assets shall include McLeodUSA Technology Building 1 (which currently serves as headquarters for McLeodUSA Media Group, Inc.)."

                  "'QUALIFYING CASH COLLATERAL ORDER' means an interim or final order of the Bankruptcy Court (i) approving use by the Borrower and one or more of its

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                                                                            4

               Subsidiaries, as debtors in possession, of cash collateral during the pendency of the Bankruptcy Proceedings and (ii) affording the lenders under the New Interim Facility, the DIP Agent, the Lenders, the Administrative Agent and the Collateral Agent protections not materially inconsistent with those contemplated by the form of order set forth in Annex V to the Third Amendment, as determined by the DIP Agent and the Administrative Agent, which order shall not have been stayed or revoked and shall otherwise be in full force and effect."

                  "'QUALIFYING DIP ORDER' means an interim or final order of the
               Bankruptcy Court (i) approving the New Interim Facility in the Bankruptcy Proceedings and (ii) affording the lenders thereunder, the DIP Agent, the Lenders, the Administrative Agent and the Collateral Agent protections not materially inconsistent with those contemplated by the form of order set forth in Annex VI to the Third Amendment, as determined by the DIP Agent and the Administrative Agent, which order shall not have been stayed or revoked and shall otherwise be in full force and effect."

                  "'REORGANIZATION CONSUMMATION DATE' means the date of the
               substantial consummation (as defined in section 1101 of the Bankruptcy Code) of a Reorganization Plan of the Borrower that has been confirmed by an order of the Bankruptcy Court that has not been revoked or stayed and is otherwise in full force and effect at the time of such substantial consummation."

                  "'REORGANIZATION PLAN' means a plan of reorganization of (i)
               the Borrower or (ii) the Borrower and one or more of its Subsidiaries that may become debtors in a Bankruptcy Proceeding, which plan is in accordance with Annex I to the Third Amendment."

                  "'RESTRUCTURING' means the "RESTRUCTURING" as defined in the
               Third Amendment."

                  "'RESTRUCTURING DATE' means either (i) in the event the
               Restructuring is implemented pursuant to the In-Court Alternative (as defined in the Third Amendment), the Reorganization Consummation Date or (ii) in the event the Restructuring is implemented pursuant to the Out-of-Court Alternative (as defined in the Third Amendment), the date on which the Borrower has consummated the transactions contemplated by Annex I to the Third Amendment, in each case pursuant to and in accordance with the terms of the Restructuring."

                  "'THIRD AMENDMENT' means the Third Amendment dated as of
               November 29, 2001, to this Agreement."

                  "'THIRD AMENDMENT EFFECTIVE DATE' has the meaning provided in the Third Amendment."
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                                                                            5

            (ii) Section 2.03 of the Credit Agreement is hereby amended by adding the words "be made by a Financial Officer and shall" immediately prior to the words "specify the following information in compliance with Section 2.02:" in the third sentence of such section.

            (iii) Section 2.05(e) of the Credit Agreement is hereby amended by adding a second proviso to the end of the first sentence thereof immediately prior to the period as follows:

               "; PROVIDED FURTHER that, during the pendency of any Bankruptcy Proceeding, any such LC Disbursement shall, notwithstanding the provisions contained herein as to minimum borrowings or the fulfillment of any of the conditions to borrowing set forth herein, automatically be converted to an ABR Revolving Borrowing in an equivalent amount and the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing."

            (iv) Section 3.05(d) of the Credit Agreement is hereby amended by adding, immediately prior to the period at the end thereof, the words "except in connection with sales and other dispositions permitted hereunder".

            (v) Section 3.15 of the Credit Agreement is hereby amended by (A) deleting the words "first priority" as the same appear in subsection
         (a) thereof, (B) adding, immediately after the words "prior and superior in right to any other Person" as same appear in subsection (a) thereof, the phrase "(other than, unless any Progress Condition has not been satisfied on a timely basis, Liens granted to the secured parties under the New Interim Facility and the New Post-Restructuring Facility and the respective related documents, instruments and agreements executed in connection therewith)", (C) adding, immediately after the words "prior and superior in right to any other Person" as same appear in subsection (b) thereof, the phrase "(other than, unless any Progress Condition has not been satisfied on a timely basis, Liens granted to the secured parties under the New Interim Facility and the New Post-Restructuring Facility and the respective related documents, instruments and agreements executed in connection therewith)", (D) adding, immediately after the words "prior and superior in right to any other Person" as the same appear in subsection (c) thereof, the phrase "(other than, unless any Progress Condition has not been satisfied on a timely basis, Liens granted to the secured parties under the New Interim Facility and the New Post-Restructuring Facility and the respective related documents, instruments and agreements executed in connection therewith)" and (E) by adding, immediately after the words "Permitted Encumbrances" as they appear in subsection (d) thereof, the words "and, unless any Progress Condition has not been satisfied on a timely basis, Liens granted to the secured parties under the New Interim Facility and the New Post-Restructuring Facility and the respective related documents, instruments and agreements executed in connection therewith."

            (vi) Section 6.01(a)(v) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(v) Indebtedness of the Borrower incurred to finance the
               acquisition, construction, installation, development or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection

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                                                                            6

               with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; PROVIDED that (A) such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction, installation, development or improvement, (B) the Borrower and the Restricted Subsidiaries are in compliance, on a pro forma basis after giving effect to the incurrence of such Indebtedness, with the financial covenants contained in Sections 6.13, 6.14, 6.16, 6.17 and 6.18 to the extent then applicable and (C) (1) with respect to any such Indebtedness incurred prior to the Restructuring Date (if a Restructuring Date occurs), the aggregate amount of such secured Indebtedness incurred under this clause (v)(C)(1) shall not exceed $500,000,000 less the principal amount of such Indebtedness refinanced under Section 6.01(vii) at any time outstanding and (2) with respect to any such Indebtedness incurred on or after the Restructuring Date (if a Restructuring Date occurs) (a) such Indebtedness shall constitute either (x) third party equipment financing in an aggregate amount at any time outstanding not to exceed $100,000,000 or (y) other Indebtedness constituting Capital Lease Obligations in an aggregate amount at any time outstanding not to exceed $50,000,000 and (b) the actual or implicit interest rate under any purchase money financing, installment sale, conditional sale or capital lease entered into in reliance on this clause (v)(C)(2) shall not be substantially higher than the interest rate(s) then available to the Borrower under this Agreement;"

            (vii) Section 6.01(a) is hereby amended by deleting the word "and" at the end of clause (viii), renumbering existing clause (ix) as clause
         (xi) and adding new clauses (ix) and (x) as follows:

                  "(ix) unless any Progress Condition has not been satisfied on a timely basis, Indebtedness under the New Interim Facility in an aggregate principal amount not to exceed $50,000,000;

                  (x) unless any Progress Condition has not been satisfied on a timely basis, on and after the Reorganization Consummation Date, Indebtedness under the New Post-Restructuring Facility in an aggregate principal amount not to exceed $160,000,000 (of which $10,000,000 shall be reserved and made available to the Borrower on a dollar for dollar basis as LC Exposure is reduced under this Agreement); and"

            (viii) Section 6.02 of the Credit Agreement is hereby amended by deleting the word "and" at the end of clause (vii), replacing the period at the end of clause (viii) with a semicolon and adding new clauses (ix) and (x) as follows:

                  "(ix) unless any Progress Condition has not been satisfied on a timely basis, Guarantees by any Restricted Subsidiary of the New Interim Facility Obligations; and

                  (x) unless any Progress Condition has not been satisfied on a timely basis, Guarantees by any Restricted Subsidiary of the New Post-Restructuring Facility Obligations."

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                                                                             7

            (ix) Section 6.03 of the Credit Agreement is hereby amended by amending and restating clause (vii) thereof in its entirety as follows:

               "(vii) Liens securing Indebtedness permitted by Section 6.01(v) and Section 6.02(vii) and, unless any Progress Condition has not been satisfied on a timely basis, Sections 6.01(a)(ix) and (x) and Sections 6.02(ix) and (x)."

            (x) Section 6.05 of the Credit Agreement is amended by adding a new paragraph at the end thereof, which shall read in its entirety as follows:

                  "Nothing contained in subsections (a), (b) or (c) above shall prevent the Borrower or any of its Subsidiaries from consummating any transaction permitted under Section 6.07 hereof."

            (xi) Sections 6.06(k) and (l) of the Credit Agreement are hereby amended by adding the words "prior to the Third Amendment Effective Date," at the beginning of each such Section.

            (xii) Clause (i) of the proviso to Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

               "(i) unless any Progress Condition has not been satisfied on a timely basis, the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, the New Interim Facility or the New Post-Restructuring Facility or, unless the Restructuring Date shall have occurred, imposed by the Indentures or any provisions restricting or imposing conditions upon Liens as may be contained in future indentures governing unsecured indebtedness issued by the Borrower after the Effective Date provided that such provisions are no more restrictive than the provisions restricting or imposing conditions upon Liens contained in the Indentures on May 31, 2000,".

            (xiii) Section 9.15 of the Credit Agreement is hereby amended by (A) redesignating subsections (b) and (c) thereof as subsections (d) and
         (e) thereof, respectively, and (B) adding new subsections (b) and (c) thereto, which shall read in their entirety as follows:

                        "(b) If any of the Collateral shall be sold or disposed
                     of by any Loan Party to a Person other than the Borrower or a Subsidiary of the Borrower in a transaction permitted under the Credit Agreement or consented to by the Required Lenders (or such greater number of Lenders the consent of which is required hereunder), such Collateral shall be automatically released from the Lien created under the Loan Documents.

                        (c) If all of the capital stock of any Subsidiary Loan
                     Party shall be sold or disposed of to a Person other than the Borrower or a Subsidiary of the Borrower in a transaction permitted under the Credit Agreement or consented to by the Required Lenders (or such greater number of Lenders

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                                                                            8

                     the consent of which is required hereunder), such Subsidiary Loan Party shall be automatically released from its obligations under the Loan Documents to which it is a party."

            (xiv) Section 3.03 of the Borrower Security Agreement is amended by deleting the final sentence appearing therein and inserting the following sentence in lieu thereof:

               "The Security Interest is and shall be prior to any other Lien on any of the Borrower Collateral, other than, unless any Progress Condition has not been satisfied on a timely basis, Liens granted to the secured parties under the New Interim Facility and the New Post-Restructuring Facility and the respective related documents, instruments and agreements executed in connection therewith and Liens permitted under Sections 6.03(ii) through (v), inclusive, of the Credit Agreement."

            (xv) Section 4.01(a) of the Borrower Security Agreement is amended by deleting the words "first priority" appearing in the second sentence thereof and adding the following words to the end of such sentence:
         "prior in right to any other Person (other than, unless any Progress Condition has not been satisfied on a timely basis, Liens granted to the secured parties under the New Interim Facility and the New Post-Restructuring Facility and the respective related documents, instruments and agreements executed in connection therewith and Liens permitted under Section 6.03(ii) through (v), inclusive, of the Credit Agreement)".

            (xvi) Section 7.14 of the Borrower Security Agreement is amended by adding a new paragraph at the end thereof which shall read in its entirety as follows:

                  "If any of the Borrower Collateral shall be sold or disposed of to any Person other than a Subsidiary of the Borrower in a transaction (a) permitted under the Credit Agreement, (b) consented to by the Required Lenders (or such greater number of Lenders the consent of which is required under the Credit Agreement) or (c) consummated on terms no less favorable than contemplated by the Restructuring either (i) during the pendency of Bankruptcy Proceedings unless any Progress Condition has not been satisfied on a timely basis or (ii) after the effective date of the Reorganization Plan, PROVIDED, HOWEVER, in each case under this clause (c) that the proceeds of such transaction are applied in the manner contemplated by the Restructuring, such Borrower Collateral shall be automatically released from the Lien created hereunder and, in connection therewith, the Collateral Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable for the release of the Lien created hereby on such Borrower Collateral; PROVIDED, FURTHER, HOWEVER, that notwithstanding the foregoing, no Lien on the Publishing Assets or the proceeds thereof constituting Borrower Collateral shall be released prior to the Restructuring Date."
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            (xvii) Section 3.03 of the Subsidiary Security Agreement is amended by deleting the final sentence appearing therein and inserting the following sentence in lieu thereof:

               "The Security Interest is and shall be prior to any other Lien on any of the Guaranteed Obligations Collateral, other than, unless any Progress Condition has not been satisfied on a timely basis, Liens granted to the secured parties under the New Interim Facility and the New Post-Restructuring Facility and the respective related documents, instruments and agreements executed in connection therewith and Liens permitted under Section 6.03(ii) through (v), inclusive, of the Credit Agreement."

            (xviii) Section 4.01(a) of the Subsidiary Security Agreement is amended by deleting the words "first priority" appearing in the second sentence thereof and adding the following words to the end of such sentence: "prior in right to any other Person (other than, unless any Progress Condition has not been satisfied on a timely basis, Liens granted to the secured parties under the New Interim Facility and the New Post-Restructuring Facility and the respective related documents, instruments and agreements executed in connection therewith and Liens permitted under Section 6.03(ii) through (v), inclusive, of the Credit Agreement).

            (xix) Section 7.14 of the Subsidiary Security Agreement is amended by adding a new paragraph at the end thereof which shall read in its entirety as follows:

                  "If any of the Guaranteed Obligations Collateral shall be sold or disposed of to a Person other than the Borrower or a Subsidiary of the Borrower in a transaction (a) permitted under the Credit Agreement, (b) consented to by the Required Lenders (or such greater number of Lenders the consent of which is required under the Credit Agreement) or (c) consummated on terms no less favorable than contemplated by the Restructuring either
               (i) during the pendency of Bankruptcy Proceedings unless any Progress Condition has not been satisfied on a timely basis or
               (ii) after the effective date of the Reorganization Plan, PROVIDED, HOWEVER, in each case under this clause (c) that the proceeds of such transaction are applied in the manner contemplated by the Restructuring, such Guaranteed Obligations Collateral shall be automatically released from the Lien created hereunder and, in connection therewith, the Collateral Agent, at the request and sole expense of the relevant Subsidiary Grantor, shall execute and deliver to such Subsidiary Grantor all releases or other documents reasonably necessary or desirable for the release of the Lien created hereby on such Guaranteed Obligations Collateral; PROVIDED, FURTHER, HOWEVER, that notwithstanding the foregoing, no Lien on the Publishing Assets or the proceeds thereof constituting Guaranteed Obligations Collateral shall be released prior to the Restructuring Date."

            (xx) Section 3(b) of the Borrower Pledge Agreement is amended by inserting the words "and, unless any Progress Condition has not been satisfied on a timely basis, except for Liens securing the New Interim Facility Obligations and/or the New Post-Restructuring Facility Obligations" after the words "except for the security interest granted hereunder" appearing therein.

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                                                                            10

            (xxi) Section 3(c)(ii) of the Borrower Pledge Agreement is amended by inserting the words "and, unless any Progress Condition has not been satisfied on a timely basis, Liens securing the New Interim Facility Obligations and/or the New Post-Restructuring Facility Obligations" after the words "other than the Lien created by this Agreement" appearing therein.

            (xxii) Section 3(e) of the Borrower Pledge Agreement is amended by deleting the word "first" appearing therein, deleting the semicolon at the end thereof, and inserting the following text in lieu of such semicolon:

               "with priority over all Liens other than, unless any Progress Condition has not been satisfied on a timely basis, Liens securing the New Interim Facility Obligations and/or the New Post-Restructuring Facility Obligations;"

            (xxiii) Section 3(b) of the Subsidiary Pledge Agreement is amended by inserting the words "and, unless any Progress Condition has not been satisfied on a timely basis, except for Liens securing the New Interim Facility Obligations and/or the New Post-Restructuring Facility Obligations" after the words "except for the security interest granted hereunder" appearing therein.

            (xxiv) Section 3(c)(ii) of the Subsidiary Pledge Agreement is amended by inserting the words "and, unless any Progress Condition has not been satisfied on a timely basis, Liens securing the New Interim Facility Obligations and/or the New Post-Restructuring Facility Obligations" after the words "other than the Lien created by this Agreement" appearing therein.

            (xxv) Section 3(e) of the Subsidiary Pledge Agreement is amended by deleting the word "first" appearing therein, deleting the semicolon at the end thereof, and inserting the following text in lieu of such semicolon:

               "with priority over all Liens other than, unless any Progress Condition has not been satisfied on a timely basis, Liens securing the New Interim Facility Obligations and/or the New Post-Restructuring Obligations;"

            (xxvi) Section 3.03 of the Intercompany Security Agreement is amended by deleting the final sentence appearing therein and inserting the following sentence in lieu thereof:

               "The Security Interest is and shall be prior to any other Lien on any of the Intercompany Collateral, other than, unless any Progress Condition has not been satisfied on a timely basis, Liens granted to the secured parties under the New Interim Facility and the New Post-Restructuring Facility and the respective related documents, instruments and agreements executed in connection therewith and Liens permitted under Section 6.03(ii) through (v), inclusive, of the Credit Agreement."

            (xxvii) Section 6.14 of the Intercompany Security Agreement is amended by adding a new paragraph at the end thereof which shall read in its entirety as follows:

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                                                                            11

                  "If any of the Intercompany Collateral shall be sold or
               disposed of to a Person other than the Borrower or a Subsidiary of the Borrower in a transaction (a) permitted under the Credit Agreement, (b) consented to by the Required Lenders (or such greater number of Lenders the consent of which is required under the Credit Agreement) or (c) consummated on terms no less favorable than contemplated by the Restructuring either (i) during the pendency of Bankruptcy Proceedings unless any Progress Condition has not been satisfied on a timely basis or (ii) after the effective date of the Reorganization Plan, PROVIDED, HOWEVER, in each case under this clause (c) that the proceeds of such transaction are applied in the manner contemplated by the Restructuring, such Intercompany Collateral shall be automatically released from the Lien created hereunder and, in connection therewith, the Parent shall execute and deliver to the appropriate Subsidiary Grantor all releases or other documents reasonably necessary or desirable for the release of the Lien created hereby on such Intercompany Collateral; PROVIDED, FURTHER, HOWEVER, that notwithstanding the foregoing, no Lien on the Publishing Assets or the proceeds thereof constituting Intercompany Collateral shall be released prior to the Restructuring Date."

            (b) LIMITATION ON BORROWINGS. On and after the Third Amendment Effective Date and through and including the earliest of the date of commencement of any Bankruptcy Proceeding, the date the Borrower consummates the Out-of-Court Alternative (the "OUT-OF-COURT CONSUMMATION DATE") and the date the Borrower shall have determined not to proceed with the transactions contemplated hereby and shall have so advised the Administrative Agent in writing, the Borrower agrees that the total Revolving Exposure shall not exceed $160,000,000 in the aggregate at any time outstanding and any requests for Borrowings or issuances of Letters of Credit in excess thereof delivered during such period shall be ineffective. Any unused Revolving Commitments shall terminate on the date of commencement of any proceeding under any bankruptcy, insolvency or other similar law in respect of the Borrower or any Subsidiary (whether or not such proceedings are Bankruptcy Proceedings).

            (c) AGREEMENT NOT TO EXERCISE REMEDIES. So long as no Event of Default (other than any Event of Default waived hereunder) shall have occurred and be continuing under the Credit Agreement, as amended from time to time, neither the Administrative Agent, the Collateral Agent nor any Lender shall make any demand under the Subsidiary Guarantee Agreement or otherwise exercise any remedies under the Subsidiary Security Documents, other than in respect of unpaid principal, interest, fees and other amounts that shall be due and payable under the terms of the Loan Documents, PROVIDED, HOWEVER, that the foregoing limitation on the exercise of remedies shall cease to be effective if any Progress Condition is not satisfied on a timely basis.

            (d) CONSENTS OF THE REQUIRED LENDERS. The Lenders hereby consent, in the event the Bankruptcy Proceeding is commenced, to the entry of a Qualifying Cash Collateral Order and a Qualifying DIP Order, subject to a "Carve-Out" to be specified therein, in each case reasonably acceptable to the Administrative Agent.

            (e) WAIVER OF CERTAIN BANKRUPTCY-RELATED EVENTS OF DEFAULT. The Lenders hereby waive, solely to the extent the events specified below occur during the period from the Third

Amendment Effective Date to the earliest of the Out-of-Court Consummation Date, the Reorganization Consummation Date, August 1, 2002 and the date the Borrower shall have determined not to proceed with the transactions contemplated hereby and shall have so advised the Administrative Agent in writing (i) any Default or Event of Default under the Credit Agreement or any other Loan Document (x) attributable solely to the filing by or against the Borrower or any of its Subsidiaries of any Bankruptcy Proceeding or (y) resulting from actions the Borrower or any of its Subsidiaries are not permitted to take by virtue of their status as debtors in a Bankruptcy Proceeding (other than in the case of this clause (y) any failure to pay principal, interest or fees to the Administrative Agent or the Lenders), (ii) any Default or Event of Default under clause (g) of Article VII of the Credit Agreement attributable solely to a Default or Event of Default under Material Indebtedness arising solely from the filing by or against the Borrower or any of its Subsidiaries of any Bankruptcy Proceeding or resulting from actions the Borrower or any of its Subsidiaries are not permitted to take by virtue of their status as debtors in a Bankruptcy Proceeding and (iii) any Default or Event of Default under clause (l) of Article VII of the Credit Agreement attributable solely to the occurrence of an event specified in clauses (a),
(b) or (c) of the definition of ERISA Event arising solely from the filing of any Bankruptcy Proceeding, PROVIDED that the waivers contained in this subsection (e) shall be of no force and effect if any Progress Condition has not been satisfied on a timely basis.

            (f) WAIVER OF CERTAIN PAYMENT CROSS-DEFAULTS. The Lenders hereby waive, solely to the extent such failure occurs during the period from the Third Amendment Effective Date to the earliest of the Out-of-Court Consummation Date, the Reorganization Consummation Date, August 1, 2002 and the date the Borrower shall have determined not to proceed with the transactions contemplated hereby and shall have so advised the Administrative Agent in writing, any Default or Event of Default under the Credit Agreement or any other Loan Document attributable solely to the failure of the Borrower to pay any amounts constituting Indenture Debt when due, PROVIDED that the waivers contained in this subsection (f) shall be of no force and effect if any applicable Progress Condition has not been satisfied on a timely basis.

            (g) WAIVER OF SECTION 5.01(A). The Lenders hereby waive compliance by the Borrower with the Section 5.01(a) of the Credit Agreement solely with respect to (i) any "going concern" or like qualification or exception attributable solely to the Borrower's pursuit of the Restructuring that may be set forth in the report of the Borrower's independent public accountants with respect to the Borrower's financial statements for the fiscal year ending December 31, 2001 and (ii) any failure by the Borrower to deliver its financial statements for the fiscal year ending December 31, 2001 within 100 days after the end of such fiscal year, provided that such financial statements are delivered in the manner required by Section 5.01(a) (subject to the waiver contained in clause (i) above) within 105 days after the end of such fiscal year, PROVIDED that the waivers contained in this subsection (g) shall be of no force and effect if any Progress Condition has not been satisfied on a timely basis.

            (h) WAIVER OF SECTION 5.13. The Lenders hereby waive compliance by the Borrower and its Restricted Subsidiaries with the provisions of
Section 5.13 of the Credit Agreement solely with respect to any provision contained therein that would require Greene County Partners, Inc. (i) to satisfy the Collateral and Guarantee Requirement or (ii) to be or become a party to any Security

Document or the Intercompany Security Agreement, or to grant any of the Liens provided for therein or in such Section 5.13.

            (i) WAIVER OF SECTION 6.07. The Lenders hereby waive compliance by the Borrower and its Restricted Subsidiaries with the provisions of
Section 6.07 of the Credit Agreement (other than the proviso contained therein) solely with respect to any sale, transfer or other disposition, during the period from the Third Amendment Effective Date through the earliest to occur of the Restructuring Date, August 1, 2002 and the date the Borrower shall have determined not to proceed with the transactions contemplated hereby and shall have so advised the Administrative Agent in writing, of the ICTC Assets, the Non-Core Assets or the Publishing Assets, PROVIDED, that the proceeds of such transactions are applied in the manner contemplated by the Restructuring and PROVIDED, FURTHER that the waivers contained in this subsection (i) shall be of no force and effect if any applicable Progress Condition has not been satisfied on a timely basis.

            (j) WAIVER OF SECTION 6.09. The Lenders hereby waive compliance by the Borrower with the provisions of Section 6.09(b) of the Credit Agreement solely to the extent necessary to permit the Borrower to enter into agreements in connection with the Restructuring, PROVIDED, that nothing contained in this Section 2(j) shall permit the Borrower to consummate transactions under such agreements if the consummation of such transactions would otherwise violate the terms of Section 6.09(b) of the Credit Agreement (except to the extent waived under any provision of this Amendment).

            (k) WAIVER OF SECTION 6.10. The Lenders hereby waive compliance by the Borrower with the provisions of Section 6.10 of the Credit Agreement solely to the extent necessary to permit the Borrower to enter into the FL Standby Purchase Agreement, the FL New Preferred Stock Purchase Agreement or any agreement, document or instrument entered into in connection with either such agreement, PROVIDED that nothing contained in the Section 2(k) shall permit the Borrower to consummate transactions under such agreements if the consummation of such transactions would otherwise violate the terms of
Section 6.10 of the Credit Agreement (except to the extent waived under any provision of this Amendment).

            (l) SALE OF PUBLISHING ASSETS. The Borrower agrees to use commercially reasonable efforts consistent with the timetable contemplated hereby for the Restructuring to obtain higher and better (compared with the offer of Forstmann Little set forth in the FL Standby Purchase Agreement) all cash offers to purchase the Publishing Assets.

            (m) CANCELATION OF INTERCOMPANY INDEBTEDNESS. Notwithstanding anything contained in the Credit Agreement or the other Loan Documents to the contrary, the Borrower and its Subsidiaries may cancel or forgive any Intercompany Indebtedness of, by or to any Subsidiary in connection with the sale or disposition of the Capital Stock or all or substantially all of the assets of any such Subsidiary to the extent such sale or disposition is permitted under the Credit Agreement. As used herein, (i) "INTERCOMPANY INDEBTEDNESS" means (A) indebtedness and other obligations of the Borrower to any of its Subsidiaries and (B) indebtedness and other obligations of any Subsidiary to the Borrower or any other Subsidiary and (ii) "CANCEL OR FOREGIVE" means the cancelation or foregiveness of Indebtedness or, in the case of Indebtedness owed by a Subsidiary of the Borrower, the conversion of such Indebtedness to equity of such Subsidiary, the contribution of such Indebtedness to the capital of such Subsidiary or any similar transaction.

            (n) SALE AND LEASE-BACK OF EFFINGHAM, ILLINOIS BUILDING. The Lenders hereby waive the provisions of Sections 6.01, 6.02, 6.03 and 6.04 of the Credit Agreement to the extent necessary to permit the Borrower and its Restricted Subsidiaries to enter into a sale and lease-back transaction with respect to the Loan Parties' Effingham, Illinois building; PROVIDED that Attributable Debt in respect of any lease of the Borrower and its Restricted Subsidiaries entered into as part of such sale and lease-back shall not exceed $2,700,000 in the aggregate.

            SECTION 3. AMENDMENTS, WAIVERS AND AGREEMENTS THAT BECOME OPERATIVE ON THE RESTRUCTURING DATE. The following amendments, waivers and agreements shall (in the case of Section (b), to the extent contemplated therein) become operative immediately upon satisfaction of the conditions set forth in Section 4:

            (a)  AMENDMENTS TO THE CREDIT AGREEMENT.

               (i) Section 1.01 of the Credit Agreement is hereby amended as follows:

                        (A) The definition of "Applicable Rate" is hereby
                     amended to replace the table set forth therein with the following:

----------------------------------------------------------------------------------------------------
 Level     Ratings    LIBOR Spread for         ABR Spread for       LIBOR Spread      ABR Spread
                    Revolving Loans and     Revolving Loans and     for Tranche B    for Tranche B
                    Tranche A Term Loans    Tranche A Term Loans     Term Loans       Term Loans
----------------------------------------------------------------------------------------------------
   V     >=BBB-/Baa3        2.00%                   1.00%               3.75%            2.75%
----------------------------------------------------------------------------------------------------
   IV      BB+/Ba1          2.50%                   1.50%               3.75%            2.75%
----------------------------------------------------------------------------------------------------
  III      BB/Ba2           3.00%                   2.00%               4.00%            3.00%
----------------------------------------------------------------------------------------------------
   II      BB-/Ba3          3.25%                   2.25%               4.00%            3.00%
----------------------------------------------------------------------------------------------------
   I       BB-/Ba3          3.50%                   2.50%               4.25%            3.25%
----------------------------------------------------------------------------------------------------

PROVIDED, that during any period after the second anniversary of the Restructuring Date on which the ICTC Sale Conditions have not been met (an "ADDITIONAL INTEREST PERIOD"), $225,000,000 in principal amount of Term Loans shall bear additional interest hereunder (the "ADDITIONAL INTEREST") at a rate equal to 1.50% per annum. During any such Additional Interest Period, such Additional Interest shall be applied to that portion of each Lender's Term Loans equal to the proportion that $225,000,000 bears to the aggregate of all Term Loans outstanding at such time. As used herein, "ICTC SALE CONDITIONS" means a sale or other disposition of the Capital Stock of ICTC or substantially all of the ICTC Assets has been consummated.

                        (B) The definition of "Indentures" is hereby amended and
                     restated in its entirety as follows:

                              "'INDENTURES' means (a) the Indenture dated as of
                     March 4, 1997, between the Borrower (as successor to McLeod, Inc.) and United States Trust Company of New York, as Trustee, in respect of $500,000,000 10-1/2% Senior Discount Notes due 2007, (b) the Indenture dated as of July 21, 1997, between the Borrower and United States Trust Company of New York, as Trustee, in respect of $225,000,000 9-1/4% Senior Notes due 2007, (c) the Indenture dated as of March 16, 1998, between the Borrower and United States Trust Company of New York, as Trustee, in respect of $300,000,000 8 3/8% Senior Notes due 2008, (d) the
                     Indenture dated as of October 30, 1998, between the Borrower and United States Trust Company of New York, as Trustee, in respect of $300,000,000 9 1/2% Senior Notes due 2008, (e) the Indenture dated as of February 22, 1999, between the Borrower and United States Trust Company of
                     New York, as Trustee, in respect of $500,000,000 8 1/8% Senior Notes due 2009, (f) the Indenture dated
                     December 14, 2000, between the Borrower and United States Trust Company of New York, as Trustee, in respect of $150,000,000 12% Senior Notes Due 2008, (g) the Indenture dated December 14, 2000, between the Borrower and United States Trust Company of New York, as Trustee, with respect to $210,000,000 of 11 1/2% Senior Notes Due 2009, and (h)
                     the Senior Debt Securities Indenture dated January 15, 2001, between the Borrower and United States Trust Company of New York, as Trustee, and the First Supplemental Indenture, dated January 15, 2001, thereunder, with respect to $750,000,000 11 3/8% Senior Notes Due 2009."

                        (C) The definitions of "Borrower Secured Obligations"
                     and "Guaranteed Obligations" shall be deleted and the definition of "Obligations" shall be amended and restated in its entirety as follows:

                              "'OBLIGATIONS' means (i) the due and punctual
                     payment by the Borrower of (A) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans and the Swingline Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (C) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Secured

                     Parties under this Agreement or the other Loan Documents, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents and (iii) the due and punctual payment and performance of all obligations of any Loan Party under each Designated Hedging Agreement entered into with a counterparty that was a Lender (or an Affiliate of a Lender) at the time such Designated Hedging Agreement was entered into (or, if later, on the date of this Agreement)."

                        (D) The definition of "Permitted Holders" is hereby
                     amended and restated in its entirety as follows:

                        "'PERMITTED HOLDERS' means (i) Clark E. and Mary E.
                     McLeod and foundations and trusts controlled by them or either of them, and Affiliates (other than the Borrower and the Restricted Subsidiaries) of each of the foregoing and (ii) (x) Forstmann Little & Co., Forstmann Little & Co. Equity Partnership-V, L.P., Forstmann Little & Co. Equity Partnership-VII, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P. and (y) any other investment fund Controlled and managed by the same general partner or investment manager as any of the investment funds referred to in clause (x)."

                        (E) Section 1.01 of the Credit Agreement is hereby
                     amended by amending and restating in its entirety the definition of "Prepayment Event" as follows:

                              "'PREPAYMENT EVENT'  means:

                        (a) any sale, transfer or other disposition (including
                     pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Restricted Subsidiary, other than (i) dispositions described in clauses (a) and (b) of Section 6.07 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $5,000,000 during any fiscal year of the Borrower;

                        (b) any casualty or other insured damage to, or any
                     taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Restricted Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset or to purchase Telecommunications Assets within twelve months after such event; or

                        (c) the incurrence by the Borrower of any Indebtedness,
                     other than Indebtedness permitted by Sections 6.01(a)(i) through (xi), inclusive."

                        (F) The definitions of "Financed Telecommunications
                     Assets", "Purchase Money Revolving Loans" and "Non-Purchase Money Loans" are hereby deleted.

                        (G) The following definitions shall be added in
                     appropriate alphabetical order:

                              "'CAPITAL EXPENDITURES" means, for any period and
                     without duplication, (a) the additions to property, plant and equipment and other capital expenditures of Borrower and the Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and the Restricted Subsidiaries during such period."

                              "'FORSTMANN LITTLE' means Forstmann Little &
                     Co. or any Affiliate thereof."

                  (ii) Section 2.03 of the Credit Agreement is hereby amended by adding the word "and" immediately following the semicolon at the end of clause (v), replacing "; and" at the end of clause (vi) with a period and deleting the clause immediately following clause (vi).

                  (iii) Section 2.11(c) of the Credit Agreement is hereby
               amended and restated in its entirety as follows:

                              "(c) In the event and on each occasion that any
                     Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, immediately after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Proceeds; PROVIDED that, notwithstanding the foregoing (i) in the case of any Net Proceeds received by or on behalf of the Borrower or any Subsidiary in respect of any sale, transfer or other disposition of the Publishing Assets, no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds to the extent that (A) the first $535,000,000 of the gross proceeds therefrom have been applied to pay Indebtedness under the Indentures pursuant to the Restructuring and (B) the excess of such Net Proceeds received by the Borrower or any of its Subsidiaries over $535,000,000 (including Net Proceeds received in the event that Forstmann Little shall enter into a definitive agreement within 12 months of the Restructuring Date to sell such assets in a transaction that requires a payment by Forstmann Little to the Borrower or any such Subsidiary) up to a maximum of $25,000,000 shall be applied by the Borrower to the prepayment of the Term Borrowings (it being understood that the Borrower and its Subsidiaries may retain Net Proceeds in excess of $560,000,000 (including Net Proceeds received in the event that Forstmann

                     Little shall resell (or enter into a definitive agreement to resell) such assets within 12 months of the Restructuring Date in a transaction that requires a payment by Forstmann Little to the Borrower or any of its Subsidiaries) resulting from any sale, transfer or other disposition of the Publishing Assets for working capital and general corporate purposes, including capital expenditures, and may apply all or any portion of such excess to pay Indebtedness under the Indentures pursuant to the Restructuring), (ii) in the event Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any sale, transfer or other disposition of the ICTC Assets, the Borrower shall, immediately after such Net Proceeds are received, prepay Term Borrowings with the initial $225,000,000 (it being understood that if the sale, transfer or other disposition of the ICTC Assets yields less that $225,000,000 in Net Proceeds, the entire amount of such Net Proceeds shall be used to repay the Term Loan Borrowings and there shall be no further prepayment with respect to such ICTC Assets) of such Net Proceeds and the Borrower and its Subsidiaries shall be entitled to retain any Net Proceeds in excess of such $225,000,000 for working capital and general corporate purposes, including permitted Capital Expenditures, and (iii) in the event Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any sale, transfer or other disposition of Non-Core Assets, no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds and the Borrower and its Subsidiaries shall be entitled to retain such Net Proceeds for working capital and general corporate purposes, including permitted Capital Expenditures."

               (iv) Section 2.11 of the Credit Agreement is hereby further amended by adding a new paragraph (f) as follows:

                              "(f) Voluntary and mandatory prepayments (other
                     than any mandatory prepayment pursuant to Section 3(d) of the Third Amendment, any mandatory prepayment from the proceeds of the New Preferred Stock, resulting from a disposition of the ICTC Assets or the Publishing Assets or resulting from the resale of the Publishing Assets by Forstmann Little as set forth in Section 2.11(c)) of Tranche A Term Loans or Tranche B Term Loans and repayments of Tranche A Term Loans or Tranche B Term Loans as a result of acceleration upon an Event of Default resulting from the occurrence of a Change in Control, in each case made after the Restructuring Date and prior to the third anniversary of the Restructuring Date, shall be accompanied by payment of a prepayment fee as follows:

                     (A) if such prepayment or repayment is made on or before the first anniversary of the Restructuring Date, a fee equal to 3% of the amount or such prepayment or repayment; and

                     (B) if such prepayment or repayment is made after the first anniversary but on or before the second anniversary of the Restructuring Date, a fee equal to 2% of the amount of such prepayment or repayment; and

                     (C) if such prepayment or repayment is made after the second anniversary but on or before the third anniversary of the Restructuring Date, a fee equal to 1% of the amount of such prepayment or repayment."

                  (v) Section 2.20 of the Credit Agreement is hereby deleted.

                  (vi) Section 5.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                              "The proceeds of the Loans and the issuance of
                     Letters of Credit will be used by the Borrower for working capital and general corporate purposes, including the construction, expansion, development or acquisition of Telecommunications Assets and Telecommunications Businesses. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X."

                  (vii) The Credit Agreement is amended by adding a new Section
               5.16 thereto, which shall read in its entirety as follows:

                        "SECTION 5.16. DISPOSITION OF ICTC. The Borrower agrees
                     that it will, either directly or through its Subsidiaries and on or before the fourteen-month anniversary of the Restructuring Date, have either (a) sold or otherwise disposed of substantially all of the ICTC Assets through an asset sale, stock sale, merger or similar transaction or
                     (b) entered into a purchase, sale or merger or similar agreement providing for the sale or other disposition of the Capital Stock of ICTC or substantially all of the ICTC Assets, which agreement shall be subject only to receipt of necessary regulatory approvals, continued accuracy of customary representations and warranties, compliance with customary covenants and other customary closing documentation conditions of a ministerial nature."

                  (viii) Section 6.01(a) is hereby amended by deleting the word
               "and" at the end of clause (x) and amending and restating in its entirety clause (xi) and adding a new clause (xii) as follows:

                        "(xi) so long as the Borrower and the Restricted
                     Subsidiaries are in compliance, on a pro forma basis after giving effect to the incurrence of such Indebtedness, with the financial covenants contained in Sections 6.13, 6.14, 6.16, 6.17 and 6.18 to the extent then applicable, other senior unsecured Indebtedness, ranked pari passu with the Indebtedness of the Borrower under the Loan Documents, in an aggregate principal amount at any time outstanding not to exceed $50,000,000; and

                        (xii) so long as the Borrower and the Restricted
                     Subsidiaries are in compliance, on a pro forma basis after giving effect to the incurrence of such Indebtedness, with the financial covenants contained in Sections 6.13, 6.14, 6.16, 6.17 and 6.18 to the extent then applicable, other unsecured Indebtedness subordinated to the Obligations in a manner reasonably satisfactory to the Required Lenders."

                  (ix) Section 6.02(v) of the Credit Agreement is hereby amended by adding immediately after the words "after the date hereof" as the same appear therein, the words "as a result of a Permitted Business Acquisition permitted under Section 6.06(e)".

                  (x) Section 6.03(iv) of the Credit Agreement is hereby amended by adding immediately after the words "prior to the time such Person becomes a Restricted Subsidiary" as the same appear therein, the words ", in each case as a result of a Permitted Business Acquisition permitted under Section 6.06(e)".

                  (xi) Section 6.06(d) of the Credit Agreement is hereby amended by deleting the reference to "(i)" in the proviso, inserting a comma immediately after the word "shall" in the proviso and deleting the following words "and (ii) in the case of loans to be used to acquire Financed Telecommunications Assets, be made pursuant to the Intercompany Loan Agreement".

                  (xii) Section 6.06(e) of the Credit Agreement is hereby
               amended by adding the words ", PROVIDED that the Leverage Ratio immediately before and after giving effect to any such Permitted Business Acquisition made after the Restructuring Date shall be equal to or less than 4.00 to 1.00" at the end of such clause immediately prior to the semicolon.

                  (xiii) Section 6.07(a) of the Credit Agreement is hereby
               amended by adding the words "(including in the case of inventory, sales of inventory in bulk)" at the end thereof immediately prior to the semicolon.

                  (xiv) Section 6.07(c) is hereby amended and restated in its entirety as follows:

                        "(c) sales, transfers and other dispositions of assets
                     (including Capital Stock of Subsidiaries) that are not permitted by any other clause of this Section; PROVIDED that the Net Proceeds from (i) sales, transfers and other dispositions of Non-Core Assets are utilized by the Borrower for working capital and general corporate purposes, including permitted Capital Expenditures and (ii) sales, transfers and other dispositions of other assets permitted by this clause (c) are applied in accordance with the provisions of Section 2.11(c);"

                  (xv) Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                              "SECTION 6.13. LEVERAGE RATIO . The Borrower will
                     not permit the Leverage Ratio as of any date during any period set forth below to exceed the ratio set forth opposite such period:

                                  PERIOD                          RATIO
                                  ------                          -----
                        January 1, 2003 to December 31, 2003      11.00 to 1.00
                        January 1, 2004 to March 31, 2004         10.00 to 1.00
                        April 1, 2004 to June 30, 2004            8.50 to 1.00
                        July 1, 2004 to September 30, 2004        7.00 to 1.00
                        October 1, 2004 to March 31, 2005         6.00 to 1.00
                        April 1, 2005 to September 30, 2005       5.00 to 1.00
                        October 1, 2005 and thereafter            4.00 to 1.00"

                  (xvi) Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                              "SECTION 6.14. CAPITAL EXPENDITURE LIMITATION. The
                     Borrower shall not permit the Capital Expenditures of the Borrower and the Restricted Subsidiaries for any fiscal year of the Borrower to exceed the sum of (i) with respect to the fiscal years ending December 31, 2002, 2006 and thereafter, $350,000,000 and with respect to the fiscal years ending December 31, 2003, 2004 and 2005, $300,000,000 and (ii) an amount equal to the Applicable Capex Carryforward for such fiscal year. For the purpose for any fiscal year commencing with the Borrower's fiscal year 2002, the "APPLICABLE CAPEX CARRYFORWARD" means an amount, not in excess of $50,000,000, equal to the difference between (x) the product of (A) with respect to the fiscal years ending December 31, 2002, 2006 and thereafter, $350,000,000 and with respect to the fiscal years ending December 31, 2003, 2004 and 2005, $300,000,000 MULTIPLIED
                     BY (B) the number of fiscal years of the Borrower then elapsed since, and including, fiscal year 2001 through the fiscal year most recently ended (the "CALCULATION PERIOD") MINUS (y) the aggregate amount of actual Capital Expenditures actually made during the Calculation Period."

                  (xvii) Section 6.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                              "SECTION 6.15. [Intentionally Omitted.]"

               (xviii) Section 6.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                              "SECTION 6.16. MINIMUM ACCESS LINES IN SERVICE.
                     The Borrower will not permit the Access Lines in Service as of any of the dates set forth below to be less than the minimum amount indicated opposite to such date:

                        DATE                                MINIMUM
                        ----                                -------
                        December 31, 2001                   900,000
                        March 31, 2002                      900,000
                        June 30, 2002                       900,000
                        September 30, 2002                  900,000
                        December 31, 2002                   900,000
                        March 31, 2003                      1,000,0000
                        June 30, 2003                       1,000,0000
                        September 30, 2003                  1,000,0000
                        December 31, 2003                   1,000,0000
                        March 31, 2004 and thereafter       no minimum"

               (xix) Section 6.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                              "SECTION 6.17. INTEREST EXPENSE COVERAGE RATIO .
                     The Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest Expense, in each case for any period of four consecutive fiscal quarters ending during any period set forth below to be less than the ratio set forth opposite such period:

                                  PERIOD                           RATIO
                                  ------                           -----
                        January 1, 2003 to March 31, 2004      1.00 to 1.00
                        April 1, 2004 to June 30, 2004         1.25 to 1.00
                        July 1, 2004 to December 31, 2004      1.50 to 1.00
                        January 1, 2005 to June 30, 2005       2.00 to 1.00
                        July 1, 2005 and thereafter            2.50 to 1.00"

               (xx) Section 6.18 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                              "SECTION 6.18. MINIMUM CONSOLIDATED REVENUE . The
                     Borrower will not permit Consolidated Revenue for any period of four consecutive fiscal quarters ending during any period set forth below, to be less than the amount set forth opposite such period:

                                                                            23

                        PERIOD                                  MINIMUM
                        ------                                  -------
                        December 31, 2000 to                $1,100,000,000
                        December 31, 2001

                        January 1, 2002 to                  $1,300,000,000
                        June 30, 2002

                        July 1, 2002 to                     $1,200,000,000
                        September 30, 2002

                        October 1, 2002 to                  $1,100,000,000
                        December 31, 2002

                        January 1, 2003 to                  $900,000,000
                        December 31, 2003

                        January 1, 2004 to                  $1,000,000,000
                        December 31, 2004

                        January 1, 2005 and thereafter      no minimum"

                  (xxi) The Credit Agreement is amended by deleting all
               references to Section 6.15 contained therein.

                  (xxii) The Credit Agreement is amended by adding a new
               Schedule 2.11(c) in the form of Annex VII hereto.

            (b) AMENDMENTS TO THE CREDIT AGREEMENT THAT BECOME OPERATIVE IN THE EVENT OF THE CONSUMMATION OF THE OUT-OF-COURT ALTERNATIVE. In the event that the Restructuring is consummated through the Out-of-Court Alternative, the following amendment to the Credit Agreement shall become operative immediately upon satisfaction of the conditions subsequent set forth in Section 4:

            (i) The parties hereto agree that immediately upon the occurrence of the Restructuring Date the Revolving Commitments of the Revolving Lenders will be permanently reduced by $140,000,000, and each Revolving Lender party hereto hereby waives any prior notice of such reduction required under Section 2.08(d) of the Credit Agreement.

            (c) WAIVERS TO PERMIT RESTRUCTURING. The Lenders hereby agree (i) that the provisions of Sections 2.11(c) (as in effect prior to the Restructuring
Date), 6.01(b), 6.07, 6.09, 6.10 and 6.12 of the Credit Agreement are hereby waived to the extent, but only to the extent, necessary to permit consummation of the transactions contemplated to be effected on the Restructuring Date pursuant to the Restructuring (including the execution, delivery and performance of a publishing, branding and operating agreement to be executed pursuant to the FL Standby Purchase Agreement) and (ii) the provisions of Section 6.09 of the Credit Agreement are hereby waived to the extent, but only to the extent, necessary to permit the conversion of the New Preferred Stock to New Common Stock pursuant to the terms of the New Preferred Stock; PROVIDED that the waivers contained in this subsection (c) shall be of no force and effect if any applicable Progress Condition has not been satisfied on a timely basis.

            (d) PREPAYMENT OF TERM BORROWINGS. The parties hereto agree that immediately upon the occurrence of the Restructuring Date the Borrower shall prepay Term Borrowings in an amount not less than $35,000,000, such prepayment to be allocated ratably between the Tranche A Term Borrowings and Tranche B Term Borrowings outstanding at such time, and each Lender party hereto hereby waives any prior notice of such prepayment required under Section 2.11(e) of the Credit Agreement.

            SECTION 4. CONDITIONS. The provisions of Section 3 shall become operative on the date the following conditions are satisfied:

            (a) the Restructuring shall have been consummated prior to the failure of any applicable Progress Condition to be satisfied on a timely basis;

            (b) the Borrower shall have paid an amendment fee to the Administrative Agent for distribution to each Lender that has delivered an executed counterpart of this Amendment to the Administrative Agent by November 29, 2001, equal to 1.00% of the aggregate amount (existing immediately prior to execution of this Amendment) of such Lender's Term Loans, Revolving Exposure and unutilized Commitments (such payment to be made by wire transfer of immediately available funds to the Administrative Agent for the respective accounts of such Lenders);

            (c) the Credit Agreement and the Security Documents shall have been amended, and such amendments shall have become effective, to provide (i) that the Obligations will be unconditionally guaranteed (the "GUARANTEES") subject to no stated limitations as to amount, on a senior basis by each existing and subsequently acquired or organized Subsidiary of the Borrower and (ii) that the Obligations and the Guarantees will be secured by substantially all the assets of the Borrower and each existing and subsequently acquired or organized Subsidiary of the Borrower, including but not limited to (a) a priority (subject only to the prior Lien of the New Interim Facility Obligations, if any, and the New Post-Restructuring Facility Obligations, if any) pledge of all the capital stock, and any other equity interests, and intercompany indebtedness held by the Borrower and by each existing or subsequently acquired or organized (direct or indirect) Subsidiary of the Borrower (limited, in the case of foreign Subsidiaries, to 65% of the capital stock of foreign Subsidiaries directly owned by domestic Subsidiaries), and (b) perfected priority (subject only to the prior Lien of the New Interim Facility Obligations, if any, and the New Post-Restructuring Facility Obligations, if any) security interests in, and mortgages on, substantially all other tangible and intangible assets of the Borrower and each existing or subsequently acquired or organized domestic Subsidiary of the Borrower (including but not limited to accounts receivable, inventory, real property, equipment, trademarks, other intellectual property, licensing agreements, cash, investments, contract rights and proceeds of the foregoing) subject to Liens permitted under Sections 6.03(ii) through (v), inclusive, of the Credit Agreement and reasonable exceptions if, in the reasonable judgment of the Administrative Agent in consultation with the Borrower, the expense of taking a security interest or mortgage would not, in light of the benefits to accrue to the Lenders, economically justify taking such security interest or mortgage. All filings, recordations and other actions necessary or advisable, in the judgment of the Administrative Agent, to perfect such security interests shall have been made or taken and all taxes and fees in connection therewith shall have been paid. The Lenders shall have received such favorable opinions of outside and internal counsel as it may reasonably request with respect to the foregoing matters;

            (d) On the Restructuring Date, the negative covenants in each of the Indentures relating to indebtedness, liens and restrictive agreements of subsidiaries shall cease to be applicable to the Borrower and each of its Subsidiaries and the terms referred to in paragraph (c) of this Section shall not violate any contractual agreements of the Borrower or any of its Subsidiaries; and

            (e) All fees of and all reasonable out-of-pocket expenses incurred by the Arrangers, the Administrative Agent and the Collateral Agent in connection with this Amendment or any of the other transactions contemplated hereby, including all reasonable fees, disbursements and other charges of Cravath, Swaine & Moore and Davis Polk & Wardwell, counsel to the Administrative Agent, and Bryan Cave LLP, counsel to the DIP Agent, in each case for which invoices shall have been submitted to the Borrower at least three Business Days prior to the Restructuring Date, shall have been paid.

            SECTION 5. TERMINATION OF THE AMENDMENT. This Amendment shall terminate and the amendments, waivers and agreements set forth herein shall be deemed null and void (other than with respect to the amendments contained in Sections 2(a)(ii), (iv), (vi), (xi), (xiii) and, in each case disregarding clause (c) thereof, (xvi), (xix) and (xxvii), the waivers contained in Sections 2(h), (j), (k), (m) and (n) hereof, and the provisions of Section 7 which amendment, waivers and agreements shall survive the termination of this Amendment) if:

            (a) the conditions set forth in Section 4 shall not have been satisfied on or prior to August 1, 2002; or

            (b) any Progress Condition to the extent applicable shall fail to be satisfied on a timely basis.

            SECTION 6. REPRESENTATIONS AND WARRANTIES. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders, the Administrative Agent and the Collateral Agent that, as of the Amendment Effective Date:

            (a) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

            (b) After giving effect to the agreements and waivers contained herein, no Default or Event of Default has occurred and is continuing.

            SECTION 7. (a) GENERAL RELEASE. In consideration of, among other things, the forbearance provided for herein, the Borrower, on behalf of itself and its Subsidiaries and its and their successors and assigns (collectively, "RELEASORS"), hereby forever waives, releases and discharges to the fullest extent permitted by law any and all claims (including, without limitation, crossclaims, counterclaims, defenses, rights of set-off and recoupment), causes of action, demands, suits, costs, expenses and damages (collectively, the "CLAIMS"), that any Releasor now has, of whatsoever nature and kind, whether known or unknown, whether arising at law or in equity, against any or all of the Administrative Agent, the Collateral Agent, the Issuing Bank and any Lender and their respective
Related Parties, and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the "RELEASEES"), based in whole or in part on facts, whether or not now known, existing on or before the execution of this Amendment relating to the Credit Agreement or any of the other Loan Documents or any act or omission of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in connection with the credit extended thereunder; PROVIDED that the releases contained herein shall not affect, excuse or absolve the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender from performing its obligations under the Credit Agreement or any of the other Loan Documents. Acceptance by the Borrower of this Amendment, any Loans or other financial accommodations made by the Administrative Agent or any Lender after the date hereof shall constitute a ratification, adoption and confirmation by Releasors of the foregoing general release of all Claims against any Releasee that are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of this Amendment. In entering into this Amendment, the Borrower has consulted with and been represented by counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section shall be operative as of the Third Amendment Effective Date and shall survive the termination of this Amendment, the Credit Agreement and the other Loan Documents and payment in full of all amounts owing thereunder.

            (b) THE ARRANGERS. The parties hereto agree that the expense reimbursement and indemnification provisions of Section 9.03 of the Credit Agreement shall, subject to the limitations contained therein, apply to the Arrangers, their Affiliates and Related Parties, including in connection with the arrangement of this Amendment, the preparation and administration of this Amendment or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), the execution or delivery of this Amendment or any other agreement or instrument contemplated hereby, the performance by the parties to this Amendment of their respective obligations hereunder, the consummation of the transactions contemplated hereby and any acts or omissions of the Arrangers in exercising their rights and duties as set forth in this Amendment. Any reference in Section 9.03 of the Credit Agreement to "the Administrative Agent" shall also be deemed a reference to each Arranger. No Arranger shall be liable for any action or omission of such Arranger made in good faith in connection with the matters expressly delegated herein (or in the Annexes attached hereto) to the discretion of the Arrangers. Any Arranger may at any time resign as Arranger hereunder. Upon resignation of any Arranger, the remaining Arrangers may in their discretion request that the Borrower appoint a replacement Arranger to be selected by the Borrower in its sole and absolute discretion (but which in any event shall be a Lender). The Borrower agrees to consider in good faith such request but shall be under no obligation to appoint a replacement Arranger. To the extent a replacement Arranger is not appointed, the remaining Arrangers shall continue to act as the Arrangers hereunder.

            SECTION 8. EFFECT OF AMENDMENT. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or any Loan Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement and other Loan Documents specifically referred to herein.

            SECTION 9. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

             SECTION 10. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 11. HEADINGS. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                       McLEODUSA INCORPORATED

                                         by        /s/ Chris A. Davis
                                           -----------------------------------
                                           Name:  Chris A. Davis
                                           Title: Chief Operating & Financial
                                                  Officer

                                       Acknowledged and Agreed:

                                       EACH OF THE SUBSIDIARIES LISTED ON
                                       SCHEDULE I TO THE SUBSIDIARY GUARANTEE
                                       AGREEMENT.

                                       by        /s/ Chris A. Davis
                                           -----------------------------------
                                           Name:
                                           Title: Authorized Officer

                                       JPMORGAN CHASE BANK,
                                       Individually and as Administrative
                                       Agent,

                                       by       /s/ Norma C. Corio
                                         -------------------------------------
                                         Name:  Norma C. Corio
                                         Title: Managing Director

                                       Name of Institution: Citicorp USA, Inc.
                                                            ------------------

                                       by      /s/ Timothy L. Freeman
                                          ------------------------------------
                                          Name:  Timothy L. Freeman
                                          Title: Managing Director

                                       BANK OF AMERICA, N.A.

                                       By:     /s/ Elizabeth Borow
                                          ------------------------------------
                                          Name:  Elizabeth Borow
                                          Title: Managing Director

                               Name of Institution: Credit Suisse First Boston
                                                    --------------------------

                               by      /s/ David L. Sawyer   /s/ Kristin Lepri
                                  --------------------------------------------
                                  Name:  David L. Sawyer         Kristin Lepri
                                  Title: Vice President          Associate

                               Name of Institution: Citicorp USA, Inc.
                                                   ---------------------------

                                       by     /s/ Timothy L. Freeman
                                         -------------------------------------
                                         Name:  Timothy L. Freeman
                                         Title: Managing Director

                               ADDISON CDO, LIMITED (ACCT 1279)
                               By: Pacific Investment Management Company LLC, as its Investment Advisor

                                       By:    /s/ Mohan V. Phansalkar
                                          ------------------------------------
                                              Mohan V. Phansalkar
                                              Executive Vice President

                               CAPTIVA III FINANCE LTD. (ACCT. 275),
                               as advised by Pacific Investment Management
                               Company LLC

                                       By:    /s/ David Dyer
                                          ------------------------------------
                                          Name:  David Dyer
                                          Title: Director

                               CAPTIVA IV FINANCE LTD. (ACCT. 1275),
                               as advised by Pacific Investment Management
                               Company LLC

                                       By:    /s/ David Dyer
                                          ------------------------------------
                                          Name:  David Dyer
                                          Title: Director

                               DELANO COMPANY (ACCT 274)
                               By: Pacific Investment Management Company LLC,
                                   as its Investment Advisor

                                       By:    /s/ Mohan V. Phansalkar
                                          ------------------------------------
                                              Mohan V. Phansalkar
                                              Executive Vice President

                                 JISSEKIKUN FUNDING, LTD. (ACCT 1288)
                                 By: Pacific Investment Management Company LLC, as its Investment Advisor

                                      By: /s/ Mohan V. Phansalkar
                                          ------------------------------------
                                          Mohan V. Phansalkar
                                          Executive Vice President

                                 ROYALTON COMPANY (ACCT 280)
                                 By: Pacific Investment Management Company LLC, as its Investment Advisor

                                      By: /s/ Mohan V. Phansalkar
                                          ------------------------------------
                                          Mohan V. Phansalkar
                                          Executive Vice President

                    Name of Institution: Sankary High Yield Asset Partners, L.P.
                                         --------------------------------------


                                     By: /s/ Diane J. Exter
                                         ------------------------------------
                                         Name:    Diane J. Exter
                                         Title: Managing Director
                                                Portfolio Manager

                 Name of Institution: Sankary High Yield Partners II, L.P.
                                      ------------------------------------------


                                     By: /s/ Diane J. Exter
                                         ------------------------------------
                                         Name:    Diane J. Exter
                                         Title: Managing Director
                                                Portfolio Manager

                Name of Institution: Sankary High Yield Partners III, L.P.
                                     -------------------------------------------


                                     By: /s/ Diane J. Exter
                                         ------------------------------------
                                         Name:    Diane J. Exter
                                         Title: Managing Director
                                                Portfolio Manager

                                      Sankary Advisors, LLC as Collateral
                                      Manager for Great Point CLO 1999-1
                 Name of Institution: LTD., as Term Lender
                                      ------------------------------------------


                                     By: /s/ Diane J. Exter
                                         ------------------------------------
                                         Name:    Diane J. Exter
                                         Title: Managing Director
                                                Portfolio Manager

                                      Sankary Advisors, Inc., as Collateral
                                      Manager for Brant Point CBO
                 Name of Institution: 1999-1 LTD., as Term Lender
                                      ------------------------------------------


                                     By: /s/ Diane J. Exter
                                         ------------------------------------
                                         Name:    Diane J. Exter
                                         Title: Managing Director
                                                Portfolio Manager

                                      Sankary Advisors, LLC, as Collateral
                                      Manager for Brant Point II CBO 2000-1
                 Name of Institution: LTD., as Term Lender
                                      ------------------------------------------


                                     By: /s/ Diane J. Exter
                                         ------------------------------------
                                         Name:    Diane J. Exter
                                         Title: Managing Director
                                                Portfolio Manager

                             NAME OF INSTITUTION: KZH CYPRESSTREE-1 LLC
                                                  ------------------------------


                                     By: /s/ Joyce Fraser-Bryant
                                         ------------------------------------
                                         Name:    Joyce Fraser-Bryant
                                         Title:     Authorized Agent

                             NAME OF INSTITUTION: KZH ING-1 LLC
                                                  ------------------------------


                                     By: /s/ Joyce Fraser-Bryant
                                         ------------------------------------
                                         Name:    Joyce Fraser-Bryant
                                         Title:     Authorized Agent

                             NAME OF INSTITUTION: KZH ING-2 LLC
                                                  ------------------------------


                                     By: /s/ Joyce Fraser-Bryant
                                         ------------------------------------
                                         Name:    Joyce Fraser-Bryant
                                         Title:     Authorized Agent

                             NAME OF INSTITUTION: KZH ING-3 LLC
                                                  ------------------------------


                                     By: /s/ Joyce Fraser-Bryant
                                         ------------------------------------
                                         Name:    Joyce Fraser-Bryant
                                         Title:     Authorized Agent

                                       Name of Institution:  KZH PONDVIEW LLC
                                                           --------------------


                                         by
                                            /s/ Joyce Fraser-Bryant
                                           ------------------------------------
                                           Name: Joyce Fraser-Bryant
                                           Title:  Authorized Agent

                                       Name of Institution:  KZH STERLING LLC
                                                           --------------------


                                         by
                                            /s/ Joyce Fraser-Bryant
                                           ------------------------------------
                                           Name: Joyce Fraser-Bryant
                                           Title:  Authorized Agent

                                       Name of Institution:  KZH WATERSIDE LLC
                                                           --------------------


                                         by
                                            /s/ Joyce Fraser-Bryant
                                           ------------------------------------
                                           Name: Joyce Fraser-Bryant
                                           Title:  Authorized Agent

                                  Name of Institution: CITIBANK, N.A.
                                                      ------------------------

                                                 by        /s/ David L. Harris
                                                           -------------------
                                                     Name:     David L. Harris
                                                     Title:     Vice President

                                                 MOUNTAIN CAPITAL CLO I, LTD.

                                                 By /s/ Chris Siddons
                                                 ---------------------------
                                                 Name:  Chris Siddons
                                                 Title: Director

                                                 MOUNTAIN CAPITAL CLO II, LTD.

                                                 By /s/ Chris Siddons
                                                 ---------------------------
                                                 Name:  Chris Siddons
                                                 Title: Director

                              Name of Institution: HARRIS TRUST & SAVINGS BANK
                                                   ---------------------------

                                                 by       /s/ Scott F. Geik
                                                          --------------------
                                                     Name:    Scott F. Geik
                                                     Title:   Managing Director

                     Name of Institution: Carlyle High Yield Partners II, Ltd.
                                          ------------------------------------

                                                 by       /s/ Michael J. Zupon
                                                          --------------------
                                                     Name:    Michael J. Zupon
                                                     Title:   Managing Director

                                  Sequils, Centurion V, Ltd.
                                  American Express Asset Management Group Inc.
                                  as Collateral Manager
             Name of Institution:
                                  --------------------------------------------

                                                 by     /s/ Michael M. Leyland
                                                        ----------------------
                                                     Name:  Michael M. Leyland
                                                     Title: Managing Director

                                  Centurion CDO II, Ltd.
                                  By: American Express Asset Management
                                  Group Inc. as Collateral Manager
             Name of Institution:
                                  --------------------------------------------

                                                 by     /s/ Michael M. Leyland
                                                        ----------------------
                                                     Name:  Michael M. Leyland
                                                     Title: Managing Director

                                  Centurion CDO III, Limited
                                  American Express Asset Management Group Inc.
                                  as Collateral Manager
             Name of Institution:
                                  --------------------------------------------

                                                 by     /s/ Michael M. Leyland
                                                        ----------------------
                                                     Name:  Michael M. Leyland
                                                     Title: Managing Director

                                                     Seaboard CLO 2000 Ltd.
                                                 By: ORIX Capital Markets, LLC
                             Name of Institution:    Its Collateral Manager
                                                 ------------------------------

                                  by  /s/ Sheppard H.C. Davis, Jr.
                                     ------------------------------------------
                                     Name:  Sheppard H.C. Davis, Jr.
                                     Title: Managing Director

                             Name of Institution:    CREDIT AGRICOLE INDOSUEZ
                                                 ------------------------------

                                  by  /s/ John McCuskey      /s/ Rene LeBlanc
                                     ------------------------------------------
                                     Name:  John McCuskey        Rene LeBlanc
                                     Title: FVP                  VP

                                                      ML CLO XII PILGRIM
                                                     AMERICA (CAYMAN) Ltd.
                                                   By: ING Pilgrim Investments
                             Name of Institution:  as its investment manager
                                                 ------------------------------

                                  by  /s/ Robert L. Wilson
                                     ------------------------------------------
                                     Name:  Robert L. Wilson
                                     Title: Vice President

                                                     SEQUILS PILGRIM-1 Ltd.
                                                   By: ING Pilgrim Investments
                             Name of Institution:  as its investment manager
                                                 ------------------------------

                                  by  /s/ Robert L. Wilson
                                     ------------------------------------------
                                     Name:  Robert L. Wilson
                                     Title: Vice President

                                                     PILGRIM CLO 1999-1 Ltd.
                                                   By: ING Pilgrim Investments
                             Name of Institution:  as its investment manager
                                                 ------------------------------

                                  by  /s/ Robert L. Wilson
                                     ------------------------------------------
                                     Name:  Robert L. Wilson
                                     Title: Vice President

                              PILGRIM AMERICA HIGH INCOME INVESTMENTS INC. LTD.
                                                   By: ING Pilgrim Investments
                             Name of Institution:  as its investment manager
                                                 ------------------------------

                                  by  /s/ Robert L. Wilson
                                     ------------------------------------------
                                     Name:  Robert L. Wilson
                                     Title: Vice President

                                                       ML CLO XV PILGRIM
                                                     AMERICA (CAYMAN) Ltd.
                                                   By: ING Pilgrim Investments
                             Name of Institution:  as its investment manager
                                                 ------------------------------

                                  by  /s/ Robert L. Wilson
                                     ------------------------------------------
                                     Name:  Robert L. Wilson
                                     Title: Vice President

                             Name of Institution:  Goldentree High Yield
                                                   Opportunities I, L.P.
                                                 ------------------------------

                                  by  /s/ Frederick Haddad
                                     ------------------------------------------
                                     Name:  Frederick Haddad
                                     Title: Vice President

                             Name of Institution:  Heller Financial, Inc.
                                                 ------------------------------
                                                 by: Heller Financial Asset
                                                     Management LLC

                                  by  /s/ K. Craig Gallehugh
                                     ------------------------------------------
                                     Name:  K. Craig Gallehugh
                                     Title: Senior Vice President

                             Name of Institution:  Webster Bank
                                                 ------------------------------

                                  by  /s/ Elisabeth V. Piker
                                     ------------------------------------------
                                     Name:  Elisabeth V. Piker
                                     Title: Vice President

                                       Name of Institution:  ERSTE BANK
                                                           --------------------

                                         by            /s/ John Fry
                                            -----------------------------------
                                            Name:         JOHN FRY
                                            Title:      VICE PRESIDENT
                                                   ERSTE BANK NEW YORK BRANCH





                                                      /s/ John S. [ILLEGIBLE]
                                            -----------------------------------
                                            Name:       JOHN S. [ILLEGIBLE]
                                            Title:     MANAGING DIRECTOR
                                                   ERSTE BANK NEW YORK BRANCH

                                   Name of Institution:  The Bank of Nova Scotia
                                                         -----------------------

                                         by        /s/ Stephen C. Levi
                                            -----------------------------------
                                            Name:    STEPHEN C. LEVI
                                            Title:   AUTHORIZED SIGNATORY

                             Name of Institution:  TEXTRON FINANCIAL CORPORATION

                                         by        /s/ Naoto Hayashida
                                            -----------------------------------
                                            Name:    Naoto Hayashida
                                            Title:   Director

                            Name of Institution:  IBM CREDIT CORPORATION
                                                  ------------------------------

                                         by        /s/ Thomas S. Curcio
                                            -----------------------------------
                                            Name:    Thomas S. Curcio
                                            Title:   Manager of Credit

                                   Name of Institution:  KATONAH I, LTD.
                                                         -----------------------

                                         by        /s/ RALPH DELLA ROCCA
                                            ------------------------------------
                                            Name:    RALPH DELLA ROCCA
                                            Title:   AUTHORIZED OFFICER
                                                    KATONAH CAPITAL, LLC.
                                                        AS MANAGER

                                   Name of Institution:  KATONAH II, LTD.
                                                         -----------------------

                                         by        /s/ RALPH DELLA ROCCA
                                            ------------------------------------
                                            Name:    RALPH DELLA ROCCA
                                            Title:   AUTHORIZED OFFICER
                                                    KATONAH CAPITAL, LLC.
                                                        AS MANAGER

                         Name of Institution:  TORONTO DOMINION (NEW YORK), INC.
                                               ---------------------------------

                                         by        /s/ Stacy Malek
                                            ------------------------------------
                                            Name:      STACY MALEK
                                            Title:    VICE PRESIDENT

                                        VAN KAMPEN
                                        PRIME RATE INCOME TRUST
                                        BY: VAN KAMPEN INVESTMENT ADVISORY CORP.

                                         by        /s/ William D. Lenga
                                            ------------------------------------
                                            Name:     WILLIAM D. LENGA
                                            Title:    VICE PRESIDENT

                                        VAN KAMPEN
                                        SENIOR INCOME TRUST
                                        BY: VAN KAMPEN INVESTMENT ADVISORY CORP.

                                         by        /s/ William D. Lenga
                                            ------------------------------------
                                            Name:     WILLIAM D. LENGA
                                            Title:    VICE PRESIDENT

                                        VAN KAMPEN
                                        SENIOR FLOATING RATE FUND
                                        BY: VAN KAMPEN INVESTMENT ADVISORY CORP.

                                         by        /s/ William D. Lenga
                                            ------------------------------------
                                            Name:     WILLIAM D. LENGA
                                            Title:    VICE PRESIDENT

                                  VAN KAMPEN CLO I, LIMITED
                                  BY: VAN KAMPEN MANAGEMENT,
                                  INC.
                                  as Collateral Manager


                                     by /s/ William D. Lenga
                                        --------------------------
                                        Name: WILLIAM D. LENGA
                                        Title: VICE PRESIDENT

                                  VAN KAMPEN CLO II, LIMITED
                                  BY: VAN KAMPEN MANAGEMENT,
                                  INC.
                                  as Collateral Manager


                                     by /s/ William D. Lenga
                                        --------------------------
                                        Name: WILLIAM D. LENGA
                                        Title: VICE PRESIDENT

                                  Name of Institution: PINEHURST TRADING, INC.
                                                       -----------------------


                                     by /s/ Ann E. Morris
                                        --------------------------
                                        Name: ANN E. MORRIS
                                        Title: ASST. VICE PRESIDENT

                                  Name of Institution: MUIRFIELD TRADING LLC
                                                       ---------------------


                                     by /s/ Ann E. Morris
                                        --------------------------
                                        Name: ANN E. MORRIS
                                        Title: ASST. VICE PRESIDENT

                                  Name of Institution: OLYMPIC FUNDING TRUST,
                                                       SERIES 1999-1
                                                       -----------------------


                                     by /s/ Ann E. Morris
                                        --------------------------
                                        Name: ANN E. MORRIS
                                        Title: AUTHORIZED AGENT

                                 Name of Institution: BANK OF TOKYO--
                                                      MITSUBISHI TRUST COMPANY
                                                      -----------------------


                                    by /s/ [ILLEGIBLE] Vukovich
                                       --------------------------
                                       Name: W. VUKOVICH
                                       Title: VICE PRESIDENT

                                  GENERAL ELECTRIC CAPITAL CORPORATION,


                                     by /s/ T. Rodney [ILLEGIBLE]
                                        --------------------------
                                        Name: T. RODNEY [ILLEGIBLE]
                                        Title: MANAGER--OPERATIONS

                                 Name of Institution: GOLDMAN SACHS
                                                      CREDIT PARTNERS LP.
                                                      -----------------------


                                    by /s/ Stephen B. King
                                       --------------------------
                                       Name: STEPHEN B. KING
                                       Title: AUTHORIZED SIGNATORY

                                 Name of Institution: CHARTER VIEW PORTFOLIO
                                                      By: INVESCO Senior
                                                      Secured Management, Inc.
                                                      As Investment Advisor


                                    by /s/ Thomas H. B. Ewald
                                       --------------------------
                                       Name: THOMAS H. B. EWALD
                                       Title: AUTHORIZED SIGNATORY

                                 Name of Institution: AIM FLOATING RATE FUND
                                                      By: INVESCO Senior
                                                      Secured Management, Inc.
                                                      As Attorney in fact


                                    by /s/ Thomas H. B. Ewald
                                       --------------------------
                                       Name: THOMAS H. B. EWALD
                                       Title: AUTHORIZED SIGNATORY

                                           AMMC CDO II, LIMITED
                                           By: American Money Management Corp.,
                      Name of Institution: as Collateral Manager
                                           -------------------------



                                           by    /s/ David P. Meyer
                                               -------------------------------
                                               Name: David P. Meyer
                                               Title:  Vice President

                                 NATIONAL WESTMINSTER BANK PLC
                                  By: NatWest Capital Markets Limited, its Agent
                                  By: Greenwich Captial Markets, Inc., its Agent
                                 Name of Institution  -------------------------



                                           by    /s/ Harry Paschalidis
                                               -------------------------------
                                               Name: Harry Paschalidis
                                               Title: AVP

                                       ARCHIMEDES FUNDING III, LTD.
                                       By:  ING Captial Advisors LLC,
                                             as Collateral Manager


                                       By: /s/ Steven Gorski
                                          -------------------------------
                                       Name:   Steven Gorski
                                       Title:  Vice President

                                       SEQUILS-ING I (HBDGM), LTD.

                                       By:  ING Capital Advisors LLC
                                            As Collateral Manager



                                       By:  /s/ Steven Gorski
                                          -------------------------------
                                       Name:    Steven Gorski
                                       Title:   Vice President

                                       The ING CAPITAL SENIOR SECURED
                                       HIGH INCOME FUND, LP.

                                       By:  ING Capital Advisors LLC.
                                            As Investment Advisor



                                       By:  /s/ Steven Gorski
                                          -------------------------------
                                       Name:    Steven Gorski
                                       Title:   Vice President

                                  Name of Institution: CSAM FUNDING I
                                                      ----------------


                                     by  /s/ Andrew H. Marshak
                                        ------------------------------
                                        Name:  ANDREW H. MARSHAK
                                        Title: AUTHORIZED SIGNATORY

                                  Name of Institution: FIRST DOMINION FUNDING I
                                                       -------------------------



                                     by  /s/ Andrew H. Marshak
                                        ------------------------------
                                        Name:  ANDREW H. MARSHAK
                                        Title: AUTHORIZED SIGNATORY

                                  Name of Institution: TRYON CLO LTD. 2000-1
                                                       -------------------------


                                     by  /s/ Adrienne Musgnug
                                        ------------------------------
                                        Name:  Adrienne Musgnug
                                        Title: Director

                                  Name of Institution: APEX (IDM) CDO I, LTD.
                                                       -------------------------


                                     by  /s/ Adrienne Musgnug
                                        ------------------------------
                                        Name:  Adrienne Musgnug
                                        Title: Director

                                  Name of Institution: ELC (CAYMAN) LTD.
                                                       -------------------------


                                     by  /s/ Adrienne Musgnug
                                        ------------------------------
                                        Name:  Adrienne Musgnug
                                        Title: Director

                           Name of Institution:  ELC (Cayman) Ltd. 2000-1
                                               ---------------------------------


                             by /s/ Adrienne Musgnug
                                -----------------------------------
                                Name: Adrienne Musgnug
                                Title: Director

                           Name of Institution:  Salomon Brothers Holding
                                                 Company, Inc.
                                               ---------------------------------


                             by /s/ Edward A.C. Sutherland
                                -----------------------------------
                                Name: Edward A.C. Sutherland
                                Title: Managing Director

                           INDOSUEZ CAPITAL FUNDING IIA, LIMITED
                           By: Indosuez Capital as Portfolio Advisor


                           By: /s/ Jack C. Henry
                              ---------------------------------------
                           Name: Jack C. Henry
                           Title: Principal


                           INDOSUEZ CAPTIAL FUNDING III, LIMITED
                           By: Indosuez Capital as Portfolio Advisor


                           By: /s/ Jack C. Henry
                              ---------------------------------------
                           Name: Jack C. Henry
                           Title: Principal


                           INDOSUEZ CAPITAL FUNDING IV, L.P.
                           By: Indosuez Capital as Portfolio Advisor


                           By: /s/ Jack C. Henry
                              ---------------------------------------
                           Name: Jack C. Henry
                           Title: Principal


                           INDOSUEZ CAPITAL FUNDING VI, LIMITED
                           By: Indosuez Capital as Collateral Manager


                           By: /s/ Jack C. Henry
                              ---------------------------------------
                           Name: Jack C. Henry
                           Title: Principal

                           Name of Institution: U.S. Bank National Association
                                               ---------------------------------


                             by /s/ Michael J. Homeyer
                                -----------------------------------
                                Name: Michael J. Homeyer
                                Title: Vice President

                           Name of Institution: AIMCO CDO Series 2000-A
                                               ---------------------------------


                             by /s/ Jerry D. Zinkula
                                -----------------------------------
                                Name: Jerry D. Zinkula
                                Title: Authorized Signatory


                             by /s/ David Walsh
                                -----------------------------------
                                  David Walsh
                                  Authorized Signatory

                           Name of Institution: ALLSTATE LIFE INSURANCE COMPANY
                                               ---------------------------------


                             by /s/ Jerry D. Zinkula
                                -----------------------------------
                                Name: Jerry D. Zinkula
                                Title: Authorized Signatory


                             by  /s/ David Walsh
                                -----------------------------------
                                  David Walsh
                                  Authorized Signatory

                          Name of Institution: Pacifica Partners I, L.P.
                                               Improved Credit Asset Management
                                               as its investment manager
                                               ---------------------------------


                             by /s/ Sean R. Walker
                                -----------------------------------
                                Name: Sean R. Walker
                                Title: Vice President

                           Name of Institution: ING (U.S.) CAPITAL LLC
                                               ---------------------------------


                             by /s/ Ken Bravo
                                -----------------------------------
                                Name: Ken Bravo
                                Title: Director

                           ARES Leveraged Investment Fund II, L.P.

                           By:  ARES Management II, L.P.
                           Its: General Partner



                           By:  /s/  Jeff Moore
                                -----------------------------------
                           Title:    Jeff Moore
                                    Vice President

                           ARES III CLO Ltd.

                           By:  ARES CLO Management LLC,
                                Investment Manager



                           By:  /s/  Jeff Moore
                                -----------------------------------
                           Title:    Jeff Moore
                                    Vice President

                                  ARES IV CLO LTD.

                                  By:  Ares CLO Management IV, L.P.,
                                       Investment Manager

                                  By:  Ares CLO GP IV, LLC,
                                       Its Managing Member



                                  By:    /s/ Jeff Moore
                                         ---------------------------------
                                         Name:  JEFF MOORE
                                         Title: VICE PRESIDENT

                                  ARES V CLO LTD.

                                  By:  Ares CLO Management V, L.P.,
                                       Investment Manager

                                  By:  Ares CLO GP V, LLC,
                                       Its Managing Member



                                  By:    /s/ Jeff Moore
                                         ---------------------------------
                                         Name:  JEFF MOORE
                                         Title: VICE PRESIDENT
                                         by: PPM America Inc., as
                                         Attorney-in-fact, on behalf of
                                         Jackson National Life Insurance
                                         Company

                             Name of Institution:
                                                  ------------------------



                                  By:    /s/ John [ILLEGIBLE]
                                         ---------------------------------
                                         Name:  John [ILLEGIBLE]
                                         Title: SENIOR MANAGING DIRECTOR

                      Name of Institution: SEQUILS -- CUMBERLAND I, LTD.
                                           ------------------------
                                           By: Deerfield Capital Management LLC
                                               as its Collateral Manager



                                  by:    /s/ Mark E. Wittnebel
                                         ---------------------------------
                                         Name:  MARK E. WITTNEBEL
                                         Title: SR. VICE PRESIDENT

                                         OCTAGON INVESTMENT PARTNERS II, LLC
                                             By: Octagon Credit Investors, LLC
                                                 as sub-investment manager



                                  by:    /s/ Andrew D. Gordon
                                         ---------------------------------
                                         Name:  ANDREW D. GORDON
                                         Title: PORTFOLIO MANAGER

                                         OCTAGON INVESTMENT PARTNERS III, LTD.
                                             By: Octagon Credit Investors, LLC
                                                 as Portfolio Manager



                                  by:    /s/ Andrew D. Gordon
                                         ---------------------------------
                                         Name:  ANDREW D. GORDON
                                         Title: PORTFOLIO MANAGER

                                         OCTAGON INVESTMENT PARTNERS IV, LTD.
                                             By: Octagon Credit Investors, LLC
                                                 as collateral manager



                                  by:    /s/ Andrew D. Gordon
                                         ---------------------------------
                                         Name:  ANDREW D. GORDON
                                         Title: PORTFOLIO MANAGER

                             Name of Institution: FLEET NATIONAL BANK
                                                  ------------------------



                                  by:    /s/ Kay H. Campbell
                                         ---------------------------------
                                         Name:  KAY H. CAMPBELL
                                         Title: VICE PRESIDENT

                             Name of Institution: BANK OF MONTREAL
                                                  ------------------------



                                  By:    /s/ S. Valia
                                         ---------------------------------
                                         Name:  S. VALIA
                                         Title: Managing Director

                        Name of Institution: LIBERTY - STEIN ROE ADVISOR
                                             FLOATING RATE ADVANTAGE FUND
                                             by STEIN ROE & FARNHAM
                                             INCORPORATED, AS ADVISOR
                                             ------------------------



                             by:    /s/ James R. Fellows
                                    ---------------------------------
                                    Name:  JAMES R. FELLOWS
                                    Title: SR. VICE PRESIDENT &
                                           PORTFOLIO MANAGER

          Name of Institution: Stein Roe Floating Rate Limited Liability Company
                               -------------------------------------------------


                      by        /s/ James R. Fellows
                         ------------------------------------
                         Name:   James R. Fellows
                         Title:  Senior Vice President
                                 Stein Roe & Farnham Incorporated,
                                 As Advisor To The Stein Roe Floating Rate
                                 Limited Liability Company

                  Name of Institution: The Sumitomo Trust and Banking Co., Ltd.,
                                                 New York Branch
                                       -----------------------------------------


                      by        /s/ Frances E. Wynne
                         ------------------------------------
                         Name:   Frances E. Wynne
                         Title:  Vice-President



















McLeodUSA Incorporated
Third Amendment

                  Name of Institution: Scudder Floating Rate Fund
                                       -----------------------------------------


                      by        /s/ Kenneth Weber
                         ------------------------------------
                         Name:   Kenneth Weber
                         Title:  Sr. Vice President

                                        Stanfield Arbitrage CDO, LTD.
                                       BY: Stanfield Capital Partners LLC
                  Name of Institution:     As Its Collateral Manager
                                       -----------------------------------------


                      by        /s/ Gregory L. Smith
                         ------------------------------------
                         Name:   Gregory L. Smith
                         Title:  Partner

                                        Stanfield/RMF Transatlantic CDO, LTD.
                                       BY: Stanfield Capital Partners LLC
                  Name of Institution:     As Its Collateral Manager
                                       -----------------------------------------


                      by        /s/ Gregory L. Smith
                         ------------------------------------
                         Name:   Gregory L. Smith
                         Title:  Partner

                                              Stanfield CLO, LTD.
                                        BY: Stanfield Capital Partners LLC
                  Name of Institution:     As Its Collateral Manager
                                       -----------------------------------------


                      by        /s/ Gregory L. Smith
                         ------------------------------------
                         Name:   Gregory L. Smith
                         Title:  Partner

                                              Windsor Loan Funding, Limited
                                        BY: Stanfield Capital Partners LLC
                  Name of Institution:     As Its Investment Manager
                                       -----------------------------------------


                      by        /s/ Gregory L. Smith
                         ------------------------------------
                         Name:   Gregory L. Smith
                         Title:  Partner

                  Name of Institution:     five finance Corp.
                                       -----------------------------------------


                      by        /s/ Maura K. Conner
                         ------------------------------------
                         Name:   Maura K. Conner
                         Title:  Alternative Investment Strategies

                  Name of Institution:  BANKERS TRUST COMPANY
                                       -----------------------------------------


                      by       /s/ Annemarie Reilly-Papazogiou
                         -------------------------------------
                         Name:   Annemarie Reilly-Papazogiou
                         Title:  Director

                                                                        ANNEX I

                        PRINCIPAL TERMS OF RESTRUCTURING

The following is a description of the principal terms for the restructuring of the Borrower's Balance Sheet:

1.   The Borrower will (A) sell its directory publishing business to either
     (i) Forstmann Little & Co. or its affiliates for a cash purchase price of at least $535,000,000 or (ii) such other person that submits a higher and better all cash offer and (B) use (i) the first $535,000,000 of the gross cash proceeds of such sale and (ii) at the Borrower's option, use the gross cash proceeds in excess of $560,000,000 to redeem the outstanding Indenture Debt;

2. The FL Standby Purchase Agreement shall not provide for any break-up fee or any expense reimbursement in favor of the purchaser;

3. In the event that the Restructuring is consummated through the Out-of-Court Alternative, the Indentures governing the Indenture Debt will be amended to remove all lien, indebtedness and restrictive subsidiary agreements restrictions;

4. Any disclosure statement soliciting the votes of the holders of the Indenture Debt for the In-Court Alternative will disclose the related amendments to the Credit Agreement and will disclose that during the pendency of a Bankruptcy Proceeding the Borrower intends to pay, on a current basis, all interest, commitment fees, letter of credit participation fees and fronting fees when due pursuant to the terms of the Credit Agreement and related documentation and all fees and expenses payable to the Administrative Agent thereunder, including the reasonable fees and disbursements of counsel;

5. In the event that the Restructuring is consummated through the In-Court Alternative, all interest, commitment fees, letter of credit participation fees and fronting fees under the Credit Agreement and related documentation and all fees and expenses payable to the Administrative Agent thereunder, including the reasonable fees and disbursements of counsel, will be paid on a current basis in accordance with the terms of the Credit Agreement;

6. The outstanding shares of Series A Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and existing common stock of the Borrower will be converted to common stock (the "NEW COMMON STOCK") of the restructured Borrower;

7. Forstmann Little & Co. ("FORSTMANN LITTLE") and its affiliates will make a $100,000,000 all cash investment in a new series of preferred stock of the restructured Borrower, $25,000,000 of such investment will be used to pay the Borrower's Indenture Debt, $35,000,000 of such investment will be used to prepay the Term Borrowings and $40,000,000 of such investment will be retained by the Borrower and used for general corporate purposes, including capital expenditures. Such preferred stock shall be mandatorily convertible into common stock of the Borrower within 60 days of the issuance of;

 8. The Borrower may implement the Restructuring either out-of-court through an exchange offer for the Indenture Debt and the Borrower's Series A, D and E Preferred Stock or in-court through a proceeding under Chapter 11 of the United States Bankruptcy Code, which in either case shall be consummated on or prior to August 1, 2002;

 9. If the Restructuring is accomplished through the In-Court Alternative, the plan of reorganization for the Restructuring shall be confirmed on or prior to August 1, 2002 and shall provide that the liens and claims of the Lenders under the Credit Agreement will be unimpaired within the meaning of Section 1124 of the Bankruptcy Code;

10. The Borrower will redeem at least 95% of its outstanding Indenture Debt for (i) cash in the amount of $560,000,000; (ii) common equity of the restructured Borrower in an amount acceptable to the Arrangers; and
     (iii) at the Borrower's discretion, the excess, if any, of the gross sales proceeds received by the Borrower in the sale of its directory publishing business over $560,000,000; and

11. Upon consummation of the Restructuring, (i) Forstmann Little and its affiliates will be entitled to at least two representatives on the restructured Borrower's Board of Directors; (ii) Forstmann Little and its affiliates will own common stock and warrants of the restructured Borrower in an amount representing approximately 40% of the equity ownership of the restructured Borrower; and (iii) Theodore J. Forstmann will be chairman of the Executive Committee of the restructured Borrower.


The actions or events referred to in clauses 1, 3, 6, 7 (other than the conversion of the preferred stock referenced therein to common stock of the restructured Borrower), 10 and 11 will be taken or consummated (subject only to the completion of certain ministerial acts to be consummated promptly thereafter) on or before the Restructuring Date.

The Borrower shall be entitled to amend the terms of this Annex I without the consent of the Lenders provided that the terms of the amended Annex I are not materially inconsistent with the terms set forth above and provided further that the amendment does not have an adverse effect on the Lenders. All other amendments to this Annex I shall require the consent of the Required Lenders. Prior to consummation of a restructuring on terms inconsistent (whether or not material) with the terms of this Annex I, the Borrower shall notify the Arrangers of the terms of such restructuring. In the event that a dispute arises as to whether changes in the terms of the Restructuring set forth in clause 10 or 11 above result in an amended Annex I being materially inconsistent with the terms set forth above, the dispute shall be settled by the following dispute resolution mechanism: (i) the Borrower shall notify the Administrative Agent that it is invoking this dispute resolution mechanism;
(ii) upon receipt of such notice, the Administrative Agent shall, within five Business Days of receipt of such notice, commence a meeting among the Borrower and the Arrangers at which the Borrower will present the Arrangers with the principal terms of the revised Restructuring and request a determination that such terms are not materially inconsistent with this Annex I; and (iii) within five Business Days following such presentation, all of the Arrangers shall determine whether or not the terms of the revised Restructuring are materially inconsistent with the terms of Annex I described above and shall inform the Borrower of such determination in writing. Such determination shall be binding on all parties.

The Restructuring will in any event be subject to all provisions of the Credit Agreement, as amended.

                                                                       ANNEX II

                              DEFINITIONS

     "ARRANGERS" means JPMorgan Chase Bank, Bank of America, N.A. and Citicorp USA, Inc.

     "FL STANDBY PURCHASE AGREEMENT" means the standby purchase agreement entered into among Forstmann Little, certain of its affiliates and the Borrower on or about the Third Amendment Effective Date and each other agreement, document, certificate or instrument delivered or to be delivered in connection therewith, pursuant to which Forstmann Little or any of such affiliates will, in the event that the Borrower has not received and accepted a higher and better all cash offer for the sale of the Publishing Assets on or prior to the Restructuring Date, purchase the Publishing Assets for cash consideration of $535,000,000 on or prior to the Restructuring Date.

     "FL NEW PREFERRED STOCK PURCHASE AGREEMENT" means the stock purchase agreement entered into among Forstmann Little, certain of its affiliates and the Borrower on or about the Third Amendment Effective Date and each other agreement, document, certificate or instrument delivered or to be delivered in connection therewith, pursuant to which Forstmann Little and such affiliates will make an investment in a new series of preferred stock (the "New
Preferred Stock") of the restructured Borrower as described in Annex I.

     "FORSTMANN LITTLE" is defined in Annex I.

     "INDENTURE DEBT" means the outstanding Indebtedness of the Borrower under the Indentures.

     "NEW COMMON STOCK" is defined in Annex I.

                                                                      ANNEX III

                           MCLEOD USA INCORPORATED
                        SENIOR SECURED CREDIT FACILITY
                   SUMMARY OF PRINCIPAL TERMS AND CONDITIONS


BORROWER:                    McLeodUSA Incorporated (the "Borrower").

ADMINISTRATIVE AND           JPMorgan Chase Bank ("JPMorgan") will act as sole
COLLATERAL AGENT:            administrative agent and collateral agent
                             (collectively the "Agent") for the Facility and
                             will perform the duties customarily associated
                             with such roles.

ADVISOR, ARRANGER AND        J.P. Morgan Securities Inc. will act as advisor,
BOOKRUNNER:                  lead arranger and sole bookrunner for the
                             Facility (the "Arranger") and will perform the
                             duties customarily associated with such roles.

OTHER AGENTS:                To be determined.

LENDERS: A syndicate of financial institutions reasonably satisfactory to the Agent, the Arranger and the Borrower (the "Lenders").

FACILITY:                    Senior Secured Revolving Credit Facility in an
                             aggregate principal amount of up to $160,000,000
                             (of which $10,000,000 shall be reserved and made
                             available to the Borrower on a dollar for dollar
                             basis as LC Exposure (as defined in the Existing
                             Credit Agreement referred to below) is reduced
                             under the Existing Credit Agreement) (the
                             "Facility") of which an amount to be agreed will
                             be available in the form of letters of credit.

PURPOSE: The proceeds of loans under the Facility and the issuance of letters of credit shall be used to prepay all outstanding loans under any New Interim Facility
                             (as defined in the Third Amendment referred to below) and for working capital and other general corporate purposes of the Borrower and its subsidiaries.

AVAILABILITY:                Loans under the Facility will be available at
                             any time prior to the final maturity of the
                             Facility. Amounts repaid under the Facility may be
                             reborrowed to the extent of the available
                             commitments.

FINAL MATURITY:              The Facility will mature and the commitments
                             thereunder will terminate on May 31, 2007.

GUARANTEES:                  All obligations of the Borrower in respect of
                             the Facility (collectively, the "Obligations")
                             will be unconditionally and irrevocably
                             guaranteed on a senior basis (the "Guarantees")
                             by each existing and subsequently acquired or
                             organized domestic subsidiary (which term shall
                             include any indirect subsidiary) of the Borrower
                             other than the Excluded Subsidiaries (as defined
                             below) and subsidiaries with de minimus business,
                             assets or operations and other than subsequently
                             acquired or organized subsidiaries that the
                             Borrower may designate at the time of such
                             acquisition or organization as unrestricted in
                             accordance with criteria to be agreed (each such
                             unrestricted subsidiary, an "Unrestricted
                             Subsidiary"; all other subsidiaries of the
                             Borrower are "Restricted Subsidiaries"). The
                             following domestic Subsidiaries shall be excluded
                             from the collateral and guarantee


                             requirements of the Facility: Greene County
                             Partners, Inc., Midwest Cellular Associates and Illinois Consolidated Telephone Company (the "Excluded Subsidiaries").

SECURITY:                    The Obligations and the Guarantees, will be
                             secured by (i) a first priority pledge of all the capital stock, and any other equity interests, and intercompany indebtedness owned by the Borrower or any domestic subsidiary of each existing and each subsequently acquired or organized direct or indirect subsidiary of the Borrower (other than stock of Excluded
                             Subsidiaries and subsidiaries with de minimus business, assets or operations and limited, in the case of foreign subsidiaries, to 65% of the capital stock of foreign subsidiaries directly owned by domestic subsidiaries), and (ii) a perfected first priority security interest in, and mortgages on, substantially all the tangible and intangible assets of the Borrower and each existing and each subsequently acquired or organized domestic subsidiary of the Borrower other than Excluded Subsidiaries (including but not limited to accounts receivable, inventory, real property, equipment, trademarks, other intellectual property, licensing agreements, cash, investments, contract rights and proceeds of the foregoing), subject to exceptions to be agreed
                             (collectively, the "Collateral").

                             All the above-described security interests shall be created on terms, and pursuant to documentation, reasonably satisfactory to the Lenders and the Borrower, and on the Closing Date such security interests shall have become perfected and the Agent shall have received satisfactory evidence as to the priority (subject to customary exceptions) thereof. None of the Collateral shall be subject to any other pledges, security interests, mortgages or other liens, except as permitted by the definitive credit documentation; PROVIDED that the Collateral shall also secure, subject only to the prior lien securing the Obligations under the Facility, all obligations under the Existing Credit Agreement and the related loan, guarantee and security documents and any hedging agreement facilities provided by any lender under the Existing Credit Agreement or its affiliates to the Borrower and designated by the Borrower as a secured obligation.

                             Notwithstanding the foregoing, the Agent may agree to exclude particular assets from the Collateral where it determines that such assets are not significant or the cost or impracticality of including such assets would be excessive in relation to the benefits to the Lenders, and may grant extensions of time for the perfection of liens on particular assets where perfection cannot be accomplished by the Closing Date.

INTEREST RATES AND FEES:     As set forth on Annex I hereto.

VOLUNTARY COMMITMENT         Voluntary prepayments of borrowings under the
REDUCTIONS/                  Facility, and voluntary

PREPAYMENTS:                 reductions of the unutilized portion of the
                             Facility commitments, will be permitted at any time, in whole or in part, in minimum principal amounts to be agreed upon, without premium or penalty but subject to reimbursement of the Lenders' breakage costs in the event any such reduction results in a prepayment of Adjusted
                             LIBOR borrowings other than on the last day of the relevant interest period.

                             Any reduction of the commitments under the Facility shall be accompanied by prepayment of the loans under the Facility to the extent such loans exceed the amount of the commitments under the Facility as so reduced.

DOCUMENTATION:               A credit agreement (the "Credit Agreement") and
                             other loan, guarantee and security documentation substantially in the form of the Credit
                             Agreement dated as of May 31, 2000, as amended through the Third Amendment (the "Third
                             Amendment") dated as of November 29, 2001 (the
                             "Existing Credit Agreement"), among the
                             Borrower, the lenders party thereto and
                             JPMorgan, as agent, and the related loan, guarantee and security documents, incorporating the terms contained herein, other customary terms and provisions and such other provisions not inconsistent with the terms contained herein as the Agent and the Borrower may reasonably agree in the context of the transactions contemplated hereby.

REPRESENTATIONS AND          Substantially similar to those set forth in the
WARRANTIES:                  Existing Credit Agreement (to be applicable to
                             the Borrower and its Restricted Subsidiaries), including, but not limited to: accuracy of financial statements; no material adverse change; absence of material litigation;
                             effectiveness and no violation of agreements or instruments; existence and validity of governmental consents and permits; compliance with laws (including but not limited to ERISA, margin regulations and communications and environmental laws and regulations); payment of taxes; ownership of properties and subsidiaries;
                             insurance; inapplicability of the Investment
                             Company Act and Public Utility Holding Company
                             Act; effectiveness of regulatory approvals;
                             labor matters; environmental matters; accuracy of information; and validity, priority and perfection (subject to customary qualifications) of security interests.

CONDITIONS PRECEDENT TO      Substantially similar to those set forth in the
INITIAL BORROWING:           Existing Credit Agreement, including but not
                             limited to: delivery of satisfactory legal opinions; delivery of financial statements and other financial information to be agreed upon;
                             execution and delivery to the Agent of
                             satisfactory security documents to create the liens on the Collateral, completion of all filings and other actions as are necessary to perfect such liens; absence of material adverse change in the business, assets, operations, financial condition or material agreements of the Borrower and its subsidiaries, taken as a whole; absence of defaults, prepayment events or creation of liens under debt instruments or other agreements as a result of the transactions contemplated hereby;
                             evidence of authority; all necessary consents;
                             and payments of fees and expenses.

                             The Restructuring (as defined in the Third
                             Amendment) of the Borrower shall have been consummated on the terms set forth on Annex I to the Third Amendment, as amended in accordance with its terms.

                             The Reorganization Consummation Date (as defined in the Third Amendment) shall have occurred.

                             The Third Amendment shall be in full force and effect and all conditions set forth in Section 4 thereof shall have been satisfied.

                             No Default or Event of Default (each as defined in the Existing Credit Agreement) shall have occurred and be continuing under the Existing Credit Agreement.

                             The Lenders shall have received a pro forma consolidated balance sheet of the Borrower as of the closing of the Facility, which shall not be materially inconsistent with the 8-year business plan provided to the Lenders in connection with the Third Amendment.

                             The Borrower shall, on a pro forma basis, be in compliance with all financial covenants under the Facility.

CONDITIONS TO EACH           Delivery of a borrowing notice, accuracy in all
BORROWING:                   material respects of all representations and
                             warranties, and absence of defaults and events of default at the time of, and after giving effect to, such borrowing; PROVIDED that the accuracy of any representation or warranty regarding a material adverse change will only be made for Borrowings that increase the principal amount of outstanding Loans.

AFFIRMATIVE COVENANTS:       Substantially similar to those set forth in the
                             Existing Credit Agreement (to be applicable to the Borrower and its Restricted Subsidiaries), including the maintenance of existence and material rights and licenses; performance of obligations; delivery of audited annual financial statements, unaudited quarterly financial statements, annual budgets (prepared on a quarterly basis), certain revenue, subscriber and churn information on a quarterly basis, other financial and operating information to be agreed, and notices of defaults, litigation and other adverse matters;
                             maintenance of properties in good working order as reasonably necessary for the conduct of the Borrower's business; maintenance of insurance in accordance with prevailing industry standards;
                             compliance with applicable laws and regulations;
                             inspection of books and properties; agreement to cause each domestic subsidiary of the Borrower acquired or organized after the closing to guarantee the Guaranteed Obligations and provide
                             Collateral as required by the
                             credit documentation; further assurances; and payment of taxes.

NEGATIVE COVENANTS:          Substantially similar to those set forth in the
                             Existing Credit Agreement (to be applicable to the Borrower and its Restricted Subsidiaries), including limitations on dividends and distributions on, and redemptions and repurchases of, capital stock and other similar payments; prohibition on voluntary prepayments, redemptions and repurchases of other debt;
                             limitations on liens and sale-leaseback
                             transactions; limitations on loans and
                             investments; limitations on debt and
                             guarantees of the Borrower and separate
                             limitations on debt and guarantees of subsidiaries
                             (PROVIDED that Splitrock will be permitted to maintain the indebtedness under its existing capital lease obligations in an amount not to exceed the current outstanding amount thereof);
                             limitations on mergers, acquisitions and asset sales and dispositions (PROVIDED that mergers and similar transactions among wholly owned Restricted
                             Subsidiaries will be permitted); limitations on transactions with affiliates; limitations on changes in business conducted; and limitations on amendments and waivers of debt and other material agreements in a manner adverse in any significant respect to the interests of the Lenders.

FINANCIAL COVENANTS:         The Credit Agreement will contain financial
                             covenants substantially similar to those set forth in the

                             Existing Credit Agreement, including:

                             (a)  MINIMUM ACCESS LINES IN SERVICE.

                                  Not to be less than the amounts indicated below:

                                  YEAR               MINIMUM
                                  ----               -------
                                  2001               900,000
                                  2002               900,000
                                  2003               1,000,000
                                  2004 and
                                  thereafter         No Minimum

                             (d)  TOTAL LEVERAGE.

                                  The ratio, on any date on or after January
                                  1, 2003, of Total Debt to EBITDA for the trailing four fiscal quarters ended during any period set forth below not to be greater than the ratio indicated below opposite such period:

                                  PERIOD                 RATIO
                                  ------                 -----

                                  1/1/03-12/31/03        11.00:1.00
                                  1/1/04-3/31/04         10.00:1.00
                                  4/1/04-6/30/04          8.50:1.00
                                  7/1/04-9/30/04          7.00:1.00
                                  10/1/04-3/31/05         6.00:1.00
                                  4/1/05-9/30/05          5.00:1.00
                                  10/1/05 and
                                  thereafter              4.00:1.00

                             (e)  MINIMUM REVENUE.

                                  The Consolidated Revenue of the Borrower and the Restricted Subsidiaries for the trailing four fiscal quarters ended during any period set forth below not to be less than the amounts indicated below opposite such period:

                                  PERIOD                       MINIMUM
                                  ------                       -------

                                  12/31/00-12/31/01        $1,100,000,000
                                  1/1/02-6/30/02           $1,300,000,000
                                  7/1/02-9/30/02           $1,200,000,000
                                  10/1/02-12/31/02         $1,100,000,000
                                  1/1/03-12/31/03            $900,000,000
                                  1/1/04-12/31/04          $1,000,000,000
                                  1/1/05 and thereafter    no minimum

                             (f)  INTEREST COVERAGE.

                                  The ratio of Consolidated EBITDA to
                                  Consolidated Cash Interest Expense for the trailing four fiscal quarters ended during any period set forth below not to be less than the ratio indicated below opposite such period:

                                  PERIOD                 RATIO
                                  ------                 -----

                                  1/1/03-3/31/04         1.00:1.00
                                  4/1/04-6/30/04         1.25:1.00
                                  7/1/04-12/31/04        1.50:1.00
                                  1/1/05-6/30/05         2.00:1.00
                                  7/1/05 and
                                  thereafter             2.50:1.00

                             (g) CAPITAL EXPENDITURES. The Borrower shall not permit the Capital Expenditures of the Borrower and the Restricted Subsidiaries for any fiscal year of the Borrower to exceed the sum of
                                  (i) with respect to the fiscal years ending
                                  December 31, 2002, 2006 and thereafter,
                                  $350,000,000 and with respect to the fiscal years ending December 31, 2003, 2004 and 2005, $300,000,000 and (ii) an amount equal to the Applicable Capex Carryforward for such fiscal year. For the purpose for any fiscal year commencing with the Borrower's fiscal year 2002, the "APPLICABLE CAPEX CARRYFORWARD" means an amount, not in excess of $50,000,000, equal to the difference between (x) the product of (A) with respect to the fiscal years ending December 31, 2002, 2006 and thereafter, $350,000,000 and with respect to the fiscal years ending December 31, 2003, 2004 and 2005, $300,000,000 MULTIPLIED BY (B) the
                                  number of fiscal years of the Borrower then elapsed since, and including, fiscal year 2001 through the fiscal year most recently ended (the "CALCULATION PERIOD") MINUS (y) the aggregate amount of actual Capital Expenditures actually made during the Calculation Period.

EVENTS OF DEFAULT:           Substantially similar to those set forth in the
                             Existing Credit Agreement, including: non-payment of principal or (subject to a five-day grace period) interest, fees or other amounts, violation of covenants, incorrectness of representations and warranties in any material respect, cross default and cross acceleration to other material indebtedness, bankruptcy, material judgments, certain ERISA events, actual or asserted (by the Borrower or any of its affiliates) invalidity of loan or security documents, and Change in Control.

VOTING: Amendments and waivers of the Credit Agreement and the other definitive loan, guarantee and security documentation will require the approval of Lenders holding more than 50% of the aggregate amount of the loans and commitments under the Facility, except that the consent of each Lender adversely affected thereby shall be required with respect to, among other things,
                             (i) increases in commitments, (ii) reductions of principal, interest or fees, (iii) extensions of final maturity and (iv) releases of substantially all the Collateral or any Guarantee (other than in connection with any sale of Collateral or a subsidiary permitted by the Credit Agreement.)

COST AND YIELD PROTECTION:   Usual for facilities and transactions of this
                             type.

ASSIGNMENTS AND              The Lenders will be permitted to assign loans and
PARTICIPATIONS:              commitments to other Lenders (or their
                             affiliates) without restriction, or to other financial institutions with the consent of the Borrower and the Agent, in each case not to be unreasonably withheld. Each assignment (except to other Lenders or their affiliates) will be in a minimum aggregate principal amount of $5,000,000. The Agent will receive a processing and recordation fee of $3,500, payable by the assignor and/or the assignee, with each assignment.

                             The Lenders will be permitted to participate loans and commitments without restriction. Voting rights of participants shall be limited to matters in respect of (i) increases in commitments, (ii) reductions of principal, interest or fees, (iii) extensions of final maturity and (iv) releases of substantially all of the Collateral or any Guarantees (other than in connection with any sale of Collateral or a subsidiary permitted by the Credit Agreement).

EXPENSES AND                 All reasonable out-of-pocket expenses (including
INDEMNIFICATION:             but not limited to expenses incurred in
                             connection with due diligence) of the Agent and the Arranger associated with the initial syndication of the Facility and with the preparation, execution and delivery, waiver or modification and enforcement of the Credit
                             Agreement and the other documentation
                             contemplated hereby and thereby (including but not limited to the reasonable fees, disbursements and other charges of counsel) are to be paid by the Borrower. In addition, all reasonable out-of-pocket expenses of the Lenders for enforcement costs and documentary taxes associated with the Facility are to be paid by the Borrower.

                             The Borrower will indemnify the Agent, the Arranger and the Lenders and their officers, directors, agents, advisors, controlling persons and affiliates and hold them harmless from and against all reasonable costs, expenses

                             (including but not limited to reasonable fees, disbursements and other charges of counsel) and liabilities of any such indemnified person arising out of or relating to any claim or any litigation or other proceedings (regardless of whether such indemnified person is a party thereto) that relate to the Facility or the transactions contemplated hereby; PROVIDED that no indemnified person will be indemnified for its own gross negligence or wilful misconduct.
                             Each indemnified person will provide
                             the Borrower with prompt written notification of any claim for which indemnification may be sought; PROVIDED that the failure of any indemnified person to give such notice shall not affect the Borrower's indemnity obligations under the Facility. The Borrower will, upon confirming in writing to such indemnitee that the Borrower assumes full liability for all such claims and related costs and damages, have the right to control the defense of any such claim (other than a claim by the Borrower against such indemnified person) with counsel selected by it that is satisfactory to such indemnified person; PROVIDED that such indemnified person shall have the right to employ separate counsel if (i) the Borrower consents, (ii) the Borrower's chosen counsel has a conflict of interest or (iii) the defendants in such action may include that the Borrower and such indemnified person, and such indemnified person reasonably concludes that it has additional or different legal defenses to such action.

COUNSEL FOR THE AGENT        Cravath, Swaine & Moore
AND THE ARRANGER:

GOVERNING LAW AND
FORUM:                       New York.

                                                                         ANNEX I

INTEREST RATES:              The interest rates under the Facility will be as
                             follows:

                             At the Borrower's option, LIBOR or ABR plus, in each case, the applicable spread shown in the pricing grid at the end of this Annex I.

                             The Borrower may elect interest periods of 1, 2, 3 or 6 months (or, if available from all Lenders, of 9 or 12 months) for LIBOR borrowings including 1-month interest periods if an Event of Default has occurred and is continuing.

                             Calculation of interest and fees shall be on the basis of actual days elapsed in a year of 360 days (or 365 or 366 days, as the case may be, in the case of ABR loans based on the Prime Rate). Interest shall be payable at the end of each interest period and, in any event, at least every 3 months.

                             Interest on overdue amounts will accrue, in the case of principal, at the otherwise applicable rate plus 2% and in the case of other amounts at the interest rate applicable to ABR loans plus 2%.

                             LIBOR is the London interbank offered rate for eurodollar deposits for the relevant interest period, as reflected on the applicable Telerate screen. At the request of any Lender, LIBOR-based interest will be adjusted to reflect statutory reserves under Regulation D for eurocurrency liabilities applicable to such Lender.

                             ABR is the Alternate Base Rate, which is the highest of JPMorgan's Prime

                                                                               2
                             Rate and the Federal Funds Effective Rate plus
                             1/2 of 1%.

COMMITMENT FEES:             A commitment fee on the undrawn portion of the
                             commitment of each Lender (including JPMorgan) to the Facility will accrue at the applicable rate shown in the pricing grid at the end of this Annex I commencing on the Closing Date and will be payable quarterly in arrears and upon any termination of such Lender's commitment.

                              PRICING GRID(1)


            Level      Ratings           LIBOR Spread    ABR Spread
            -----      -------           ------------    ----------
              V      >=BBB-/Baa3              2.00%          1.00%
            -------------------------------------------------------
             IV        BB+/Ba1                2.50%          1.50%
            -------------------------------------------------------
            III        BB/Ba2                 3.00%          2.00%
            -------------------------------------------------------
             II        BB-/Ba3                3.25%          2.25%
            -------------------------------------------------------
             I       < BB-/Ba3                3.50%          2.50%
            -------------------------------------------------------


                 Revolver Usage             Commitment Fee
            ---------------------------------------------------
                < 25% Used                     100.0 bps.
            ---------------------------------------------------
                25-50% Used                     75.0 bps.
            ---------------------------------------------------
                > 50% Used                      50.0 bps.
            ---------------------------------------------------



--------------------------
(1) Interest rate spreads will be determined based upon the ratings (the "Ratings") assigned to the Borrower's senior secured debt made by Moody's and Standard & Poor's. In the event of split Ratings, spreads shall be determined by reference to the lower of the two Ratings; PROVIDED that if the split in Ratings is greater than one, spreads shall be determined by reference to the Rating one above the lower of the two Ratings. Any change in interest rate spreads based on a change in the Ratings shall be effective on the date such change in Ratings is publicly announced.

                                                                       ANNEX IV

                             PROGRESS CONDITIONS


 1.      The Restructuring Date shall have occurred on or before August 1, 2002.

 2. If proceedings are commenced with respect to the Borrower or any subsidiary under the Bankruptcy Code, such proceedings shall at all times be Bankruptcy Proceedings, as such term is defined in the Agreement.

 3. In connection with any Bankruptcy Proceedings with respect to the Borrower or any subsidiary:

         (a) all orders submitted to the Bankruptcy Court by the debtor contemporaneously with the commencement of such debtor's Bankruptcy Proceedings shall be reasonably satisfactory in form and substance to the DIP Agent and the Administrative Agent;

         (b) a Qualifying Cash Collateral Order shall have been entered not later than 10 days following the date on which an order for relief is entered into the Bankruptcy Proceedings, and, from and after the date of entry of such order, a Qualifying Cash Collateral Order shall at all times be in full force and effect and shall not have been stayed in such Bankruptcy Proceedings;

         (c) in the event a debtor in possession financing is obtained in the Bankruptcy Proceedings, the order in the Bankruptcy Proceedings approving such debtor in possession financing shall at all times be a Qualifying DIP Order, and such order shall remain in full force and effect and shall not have been stayed in such Bankruptcy Proceedings;

         (d) no order approving the use of cash collateral of the Lenders, providing adequate protection to the Lenders, or authorizing any debtor in possession financing (a "LENDER ORDER") shall be reversed, revoked, altered or modified without the consent of the Administrative Agent and, in the case of any order approving a debtor in possession financing, the DIP Agent, each its sole discretion;

         (e) relief from the automatic stay shall not have been granted with respect to any claims exceeding in the aggregate $10 million; and

         (f) the Bankruptcy Proceedings shall not have been dismissed or converted to proceedings under Chapter 7 of the Bankruptcy Code, no trustee shall have been appointed in the Bankruptcy Proceedings, the exclusive period of the debtor to file a plan of reorganization in the case shall at all times remain in full force and effect, and no motion or application seeking any of the foregoing shall have been made or threatened.

 4.      (a)  No any action or proceeding challenging the validity or perfection of any Lien purported to be created under any Security Document or the priority thereof required by the applicable Security Document or any claim of any Lender, the

              Administrative Agent, the Collateral Agent or any Arranger, or seeking any legal or equitable relief against any Lender, the Administrative Agent, the Collateral Agent or any Arranger with respect to the Credit Agreement or the Borrower (including, without limitation, pursuant to any avoidance power under the Bankruptcy Code or state law)(any such action or proceeding being referred to herein as a "LENDER LITIGATION") shall have been commenced by the Borrower or any Subsidiary (as debtor or otherwise or in the name of any such entity).

         (b) Any Lender Litigation commenced by a party other than the Borrower or a Subsidiary shall be dismissed or withdrawn, in either case with prejudice, on or prior to the earlier of the Restructuring Date and August 1, 2002 and shall be resolved without adverse consequences for the Lenders. The Lenders shall be reimbursed by the Borrower promptly after written demand therefor for all reasonable costs and expenses (including the reasonable fees and expenses of counsel) incurred in connection with any Lender Litigation.

 5. In the event a case shall at any time be commenced under the Bankruptcy Code with respect to any direct or indirect subsidiary of the Borrower, any order providing for adequate protection of the Lenders (including, without limitation, any Qualifying Cash Collateral Order or any Qualifying DIP Order and in any event consistent with the limitations set forth in the Subsidiary Guarantee Agreement) in effect in the Bankruptcy Proceedings of the Borrower shall be made applicable to the case involving such subsidiary on substantially the same terms as such order applies in the Bankruptcy Proceedings of the Borrower within 10 days after the date of the order for relief in the case of such subsidiary.

 6. In the event a case shall at any time be commenced under the Bankruptcy Code with respect to any direct or indirect subsidiary of the Borrower, the venue of such case shall be maintained in the same Bankruptcy Court as the Bankruptcy Proceedings with respect to the Borrower and not later than two Business Days subsequent to the order for relief entered in such case shall have been administratively consolidated with the Bankruptcy Proceedings of the Borrower before the same judge.

 7. (a) No event shall have occurred that is an Event of Default under the Credit Agreement (whether or not the effect of such Event of Default is stayed as a consequence of the pendency of any Bankruptcy Proceedings).

         (b) No event shall have occurred that would have become an Event of Default under the Credit Agreement after the commencement of Bankruptcy Proceedings had notice thereof been given when the Borrower first became aware of the occurrence of such event (whether or not such notice was given), PROVIDED, HOWEVER, that this paragraph (b) shall not apply to any event that all of the Arrangers agree in writing to exclude from this paragraph. In agreeing to exclude an event referred to in the preceding sentence, the Arrangers shall be entitled to rely, without further responsibility, liability or inquiry, on Non-Objection of the Lenders (as defined in paragraph 9 below).

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                                                                               3

 8. No Event of Default under the New Interim Facility shall have occurred which has not been cured or waived.

 9. For purposes hereof, with respect to any action proposed to be taken by the Arrangers, "NON-OBJECTION OF THE LENDERS" shall be conclusively deemed to have occurred if, within 5 business days after notice has been sent by the Administrative Agent to the Lenders of the intention of the Arrangers to take such action, the Required Lenders shall have failed to notify the Administrative Agent in writing that they object to the taking of such action by the Arrangers. Notice to the Lenders shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.

                                                                        ANNEX V


                   FORM OF QUALIFYING CASH COLLATERAL ORDER



                        UNITED STATES BANKRUPTCY COURT

                          _______ DISTRICT OF _______

______________________________
In re                         )  Case No.________
                              )
McLEODUSA INCORPORATED,       )  Chapter 11
McLEOD PURCHASING, LLC,       )
                              )
             Debtors.         )
                              )
______________________________)

                  [INTERIM] [FINAL] ORDER AUTHORIZING USE OF
                         CASH COLLATERAL AND PROVIDING
              ADEQUATE PROTECTION UNDER 11 U.S.C. 105, 361 AND 363

     UPON THE MOTION (the "MOTION"), dated ______________, of [Debtor] (the "BORROWER") and [Other Debtor] ("[NAME]"), each as Debtor and Debtor-in-Possession (together, the "DEBTORS"), pursuant to Sections 105, 361, and 363 of the United States Bankruptcy Code, 11 U.S.C. Sections 101, ET SEQ. (the "CODE"), and Rule 4001 of the Federal Rules of Bankruptcy Procedure (the "BANKRUPTCY RULES") seeking, among other things:

              (1)  to authorize the use of cash collateral, pursuant to
          section 363 of the Bankruptcy Code and subject to the terms and conditions set forth herein, which secures obligations owing to the lenders (the "PRE-PETITION SECURED LENDERS") under or in connection with that certain Credit

          Agreement, dated as of May 31, 2000 (as heretofore amended, supplemented or otherwise modified, the "PRE-PETITION CREDIT AGREEMENT"), among the Borrower, the banks listed therein, the letter of credit issuing banks named therein, and JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank) ("MORGAN"), as administrative agent and collateral agent for the Pre-Petition Secured Lenders (in such capacity, the "PRE-PETITION AGENT"); Salomon Smith Barney Inc., as syndication agent (in such capacity, the "SYNDICATION AGENT"); and Bank of America, N.A. and Goldman Sachs Credit Partners, L.P., as co-documentation agents (in such capacity, the "CO-DOCUMENTATION AGENTS") and together with the Pre-Petition Agent and the Syndication Agent, the "AGENTS"); and

              (2) the granting of adequate protection to the Pre-Petition Secured Lenders and the Agents in respect of the liens securing the Pre-Petition Credit Agreement and the Subsidiary Guarantee Agreement dated as of May 31, 2000 among each Subsidiary of McLeodUSA Incorporated listed on Schedule I thereto (each a "GUARANTOR") and The Chase Manhattan Bank, as collateral agent for the Secured Parties (the "SUBSIDIARY GUARANTEE AGREEMENT") (the Pre-Petition Credit Agreement, the Subsidiary Guarantee Agreement and the related security agreements, mortgages, deeds of trust, security documents and other loan documentation being collectively referred to herein as the "EXISTING AGREEMENTS"); and

     DUE NOTICE of the Motion, and the [Interim] Hearing thereon having been given by the Debtors to the twenty largest unsecured creditors of each of the Debtors, the Pre-Petition Agent, the Pre-Petition Secured Lenders and the United States Trustee for the District of_______________; and

     THE [INTERIM] HEARING having been held on [DATE]; and

     UPON THE RECORD made by the Debtors at the [Interim] Hearing, and after due deliberation and consideration and sufficient cause appearing therefor;

     IT IS FOUND, DETERMINED, ORDERED AND ADJUDGED, that:

     (d) JURISDICTION. The Court has core jurisdiction over these proceedings and the parties and property affected hereby pursuant to 28 U.S.C. Sections 157(b) and 1334.

     (e) NOTICE. The notice given by the Debtors of the Motion and the [Interim] Hearing constitutes due and sufficient notice of the Motion and the Interim Hearing.

     (f) DEBTORS' STIPULATIONS. Without prejudice to the rights of any other party, the Debtors have stipulated and agreed that:

          (1) in accordance with the terms of the Existing Agreements and as of the date hereof and as of the filing of the Debtors' chapter 11 petitions herein (the "PETITION DATE"), the Borrower was truly and justly indebted and liable to the Pre-Petition Secured

Lenders, without defense, counterclaim or offset of any kind, in the aggregate principal amount of approximately $[AMOUNT] in respect of loans made and in the aggregate principal amount of approximately $[AMOUNT] in respect of letters of credit issued, in each case, by the Pre-Petition Secured Lenders pursuant to the Existing Agreements, plus interest thereon and fees and expenses incurred in connection therewith as provided in the Existing Agreements (collectively, together with the obligations of the Guarantors under the Existing Agreements, the "PRE-PETITION DEBT"), and the Subsidiary Guaranty Agreements constitute valid, binding non-voidable obligations of the Guarantors, enforceable in accordance with their terms;

          (2) the liens and security interests granted to the Pre-Petition Agent pursuant to the security agreements and the mortgages, deeds of trust and other security documents executed by any of the Debtors or the Guarantors in favor of the Pre-Petition Agent in connection with the Existing Agreements, are valid, perfected, enforceable, non-voidable first-priority liens and security interests in the personal and real property described in such agreements, mortgages, deeds of trust and security documents (the "PRE-PETITION COLLATERAL") subject only to liens permitted under the Existing Agreements; and

          (3) the aggregate value of the Pre-Petition Collateral substantially exceeds the aggregate amount of the Pre-Petition Debt.

     (g) THE CASH COLLATERAL. All funds of the Debtors (including any funds of the Debtors on deposit at the Pre-Petition Secured Lenders or at any other institution) as of the Petition Date are cash collateral of the Pre-Petition Secured Lenders within the meaning of Section 363(a) of the Code. In addition, all cash proceeds of Pre-Petition Collateral received after the Petition Date are cash collateral of the Pre-Petition Secured Lenders within the meaning of Section 363(a) of the Code. Furthermore, to the extent, as of the Petition Date, any funds were on deposit with the Pre-Petition Secured Lenders, such funds were subject to rights of set-off. By virtue of such set-off rights, such funds are subject to a lien in favor of such Pre-Petition Secured Lenders pursuant to Sections 506(a) and 553 of the Code. The Pre-Petition Secured Lenders are obligated, to the extent provided for in the Existing Agreements, to share the benefit of such liens with the other Pre-Petition Secured Lenders party to such Existing Agreements based upon their respective PRO RATA shares of the obligations under such Existing Agreements. All such cash collateral (including without limitation, funds subject to such setoff rights) are referred to herein as "CASH COLLATERAL."

     (h) USE OF CASH COLLATERAL. (a) Except as otherwise set forth herein, the Debtors are hereby authorized to use all Cash Collateral of the Pre-Petition Secured Lenders other than Disposition Proceeds (as hereinafter defined), PROVIDED that the Pre-Petition Secured Lenders are granted adequate protection as hereinafter set forth, and PROVIDED FURTHER that, absent the written consent of the Required Lenders (as defined in the Pre-Petition

          Credit Agreement), the Debtors shall cease to be authorized to use Cash Collateral pursuant to this Order upon the failure to satisfy any condition set forth in Annex I to this Order (the "PROGRESS CONDITIONS") on a timely basis (the date on which such authorization terminates being referred to herein as the "TERMINATION DATE"). In furtherance of and subject to the foregoing, until the Termination Date, Pre-Petition Secured Lenders are directed promptly upon request of the Debtor for whose account the Cash Collateral is held to turn over to the Debtors all cash collateral within the meaning of Section 363(a) of the Code received or held by them.

     (b) Notwithstanding the foregoing authorization to use Cash Collateral, all proceeds of any sale or other disposition of assets of the Borrower or any Guarantor outside the ordinary course of business ("DISPOSITION PROCEEDS") shall be segregated and invested, subject to further order of the Court or disposition pursuant to a plan of reorganization, PROVIDED, HOWEVER, that any Disposition Proceeds from the sale of Non-Core Assets (as defined in the Credit Agreement) received prior to the Termination Date may be retained or applied in accordance with the terms of the Credit Agreement.

     (i) ADEQUATE PROTECTION. The Pre-Petition Secured Lenders are entitled, pursuant to Sections 361 and 363(e) of the Code, to adequate protection of their interest in the Pre-Petition Collateral, including the Cash Collateral, for any diminution in value of the Pre-Petition Secured Lenders' interests in the Pre-Petition Collateral, including, without limitation, any such diminution resulting from the use by the Debtors of Cash Collateral and any other Pre-Petition Collateral, and the imposition of the automatic stay pursuant to Section 362 of the Code.

          (1) ADEQUATE PROTECTION LIENS. As adequate protection for any diminution in the value of the Pre-Petition Collateral, effective upon the date of this Order and without the necessity of the execution by the Debtors of mortgages, security agreements or otherwise, the following security interests and liens are hereby granted to the Pre-Petition Secured Lenders (all property identified below in this paragraph (1) being collectively referred to as the "COLLATERAL," and such security interests and liens being collectively referred to as the "LIENS"), subject only to (a) valid and perfected non-voidable liens in existence on the Petition Date and (b) valid liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Code, (c) liens, if any, granted pursuant to a Qualifying DIP Order (as defined in the Pre-Petition Credit Agreement) entered by this Court prior to the Termination Date, and
(d) applicable provisions of the Carve-Out:

               (i) a perfected first priority senior security interest in and lien upon all cash of the Debtors (whether maintained with the Agents or otherwise) and any investment of the funds of the Debtors, whether existing on the Petition Date or thereafter acquired (all of such property referred to in this clause (i) being hereinafter referred to as the "CREDIT AGREEMENT CASH COLLATERAL"), and

              (ii) a perfected first priority security interest in and lien upon all other pre- and post-petition property of the Debtors, whether existing on the Petition Date or thereafter acquired, including, without limitation, accounts receivable, contracts, documents, equipment, general intangibles, instruments, inventory, interests in leaseholds, real property and the capital stock of the subsidiaries of the Debtors and the proceeds of all of the foregoing (but not including the proceeds of causes of action arising solely under the Code or incorporated thereunder pursuant to section 544(b)(1) thereof).

         Notwithstanding the foregoing, in the event the Restructuring is consummated prior to the Termination Date and the Pre-Petition Lenders timely receive all payments and other distributions to which they are entitled in accordance with the terms of the Restructuring and of the Credit Agreement, the Pre-Petition Lenders shall not receive any further cash payments in respect of the foregoing adequate protection liens.

         (2) SECTION 507(b) CLAIM. The Pre-Petition Agent and the Pre-Petition Secured Lenders are hereby granted, subject to the payment of the Carve-Out, a superpriority claim as provided for in Section 507(b) of the Code.

         (3) INTEREST, FEES AND EXPENSES. The Agents and the Pre-Petition Secured Lenders shall receive (a) cash payments in the amount of all accrued and unpaid letter of credit fees and interest on the Pre-Petition Debt at the rate provided for in the Existing Agreements, and all other accrued and unpaid fees and disbursements (including, but not limited to, fees owed to the Pre-Petition Agent) incurred prior to the Petition Date owing under the Existing Agreements, (b) current cash payments from the Debtors (i) of all fees and expenses payable to the Agents and otherwise under the Existing Agreements, including but not limited to, the reasonable fees and disbursements of counsel and financial consultants for the Pre-Petition Agent and (ii) on the first business day of each month, all accrued but unpaid letter of credit fees, and interest on the Pre-Petition Debt at a rate per annum equal to the non-default contractual interest rate under the Pre-Petition Credit Agreement, PROVIDED that, without prejudice to the rights of any other party to contest such assertion, if the Restructuring is not consummated prior to the Termination Date, the Pre-Petition Secured Lenders reserve their rights to assert claims for the payment of additional interest calculated at any other applicable rates of interest (including, without limitation, default rates), or on any other basis, provided for in the Existing Agreements.

         (4) PRESERVATION AND MONITORING OF COLLATERAL. The Debtors are hereby authorized and directed to take all steps reasonably necessary to protect and maintain the value of the Pre-Petition Collateral, including, without limitation, making such capital expenditures and performing such maintenance as may be necessary for purposes of maintaining such value. The Pre-Petition Secured Lenders shall be permitted to retain expert consultants and financial advisors at the expense of the Debtors, which consultants and advisors shall be given reasonable access for purposes of monitoring the value of the Pre-Petition Collateral and the compliance by the Debtors with the provisions of this paragraph.

        [(5) LIMITATION ON CHARGING EXPENSES AGAINST COLLATERAL. Except to the extent of the Carve-Out (as hereinafter defined), no expenses of administration of these Cases or any future proceeding or that may result therefrom, including liquidation in bankruptcy or other proceedings under the Code, shall be charged against or recovered from the Collateral or, while the Debtors are permitted to use Cash Collateral that is part of the Collateral or the Pre-Petition Collateral, the Pre-Petition Collateral, pursuant to
Section 506(c) of the Code or any similar principal of law, without the prior written consent of the Pre-Petition Agent, and no such consent shall be implied from any other action, inaction, or acquiescence by the Pre-Petition Agent or the Pre-Petition Secured Lenders.](2)

    (j) PRIORITY OF OBLIGATIONS HEREUNDER; CARVE OUT.

        (a) Pursuant to Section 507(b) of the Code, all of the Debtors' obligations arising under this Order sha(1)ll constitute obligations of the Debtors with priority over any and all administrative expenses or other claims under Sections 105,326,328,[506(c)](1), 507(a) or [726](1) of the
Code, subject only to the payment of the Carve Out (as hereinafter defined).

        (b) For purposes hereof, the "Carve-Out" means an amount equal to the sum of (x) in the event of the occurrence of the Termination Date, the allowed and unpaid

---------------------

(1) Unless otherwise determined by Arrangers in their sole discretion prior to completion of the final hearing on the cash collateral order, the bracketed language shall be included in the final cash collateral order.

professional fees and disbursements incurred by the Debtor and by any statutory committee (each, a "COMMITTEE") appointed in the Cases in an aggregate amount not in excess of the sum of (i) $2.5 million; plus (ii) the allowed unpaid professional fees and disbursements incurred by the Debtors and the Committee prior to the Termination Date, plus (y) the payment of fees pursuant to 28 U.S.C Section 1930 and to the Clerk of the Court, PROVIDED HOWEVER that so long as the Termination Date shall not have occurred, the Debtors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under Sections 330 and 331 of the Code, as the same may be due and payable, and any such compensation and expenses previously paid prior to the Termination Date shall not be applied against the Carve-Out. No portion of the Carve-Out shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of the indebtedness of the Borrowers owing to the Pre-Petition Secured Lenders.

    (k) RESERVATION OF RIGHTS OF PRE-PETITION SECURED LENDERS. Under the circumstances, the Court finds that, notwithstanding any other provision hereof, the adequate protection provided herein is reasonable and sufficient to protect the interests of the Pre-Petition Secured Lenders. However, the Pre-Petition Agent and the Pre-Petition Secured Lenders may request further or different adequate protection, and the Debtors or any other party may contest any such request. Moreover, nothing contained in this Order

       (including, without limitation, the authorization of the use of Cash Collateral) shall impair or modify the right of any Pre-Petition Secured Lender that is a party to a swap agreement or other eligible financial contract with a Debtor to assert rights of set-off or other rights with respect thereto (or the right of the Debtors to contest such assertions).

    (l) PERFECTION OF ADEQUATE PROTECTION LIENS. The Agents and the Pre-Petition Secured Lenders that have been granted security interests and liens hereunder shall not be required to file or record financing statements, mortgages, notices of lien or similar instruments in any jurisdiction or take any other action in order to validate and perfect the security interests and liens granted to them pursuant to this Order. If the Pre-Petition Agent on behalf of the Pre-Petition Secured Lenders shall, in its sole discretion, choose to file such financing statements, mortgages, notices of lien or similar instruments or otherwise confirm perfection of such security interests and liens, the liens and security interests granted herein shall be deemed perfected at the time and on the date of entry of this Order. Upon the request of the Pre-Petition Agent, each of the Pre-Petition Secured Lenders and the Pre-Petition Agent, without any further consent of any party, is authorized to take, execute and deliver such instruments (in each case without representation or warranty of any kind) to enable the Pre-petition Agent to further perfect, preserve and enforce the security interests and liens granted to the Pre-Petition Agent and the Pre-Petition Lenders by this Order.

         (m)        PRESERVATION OF RIGHTS GRANTED UNDER THE ORDER.

              (a) Except for claims and liens granted to the DIP Agent under a Qualifying DIP Order (each as defined in the Pre-Petition Credit Agreement) prior to the Termination Date, no claim having a priority superior to or PARI PASSU with that granted by this Order to the Agents and the Lenders or to the Pre-Petition Agent and the Pre-Petition Secured Lenders, respectively, shall be granted, and the security interests and liens granted to the Pre-Petition Agent and the Pre-Petition Secured Lenders hereunder shall not be (i) subject to any lien or security interest that is avoided and preserved for the benefit of the Debtors' estates under Section 551 of the Code or (ii) subordinated to or made PARI PASSU with any other lien or security interest under Section 364(d) of the Code or otherwise.

              (b) Other than pursuant to the written consent of the Pre-Petition Agent and the Pre-Petition Secured Lenders, the Debtors shall not seek an order dismissing any of the Cases. If an order dismissing any of the Cases under Section 1112 of the Code or otherwise is at any time entered, such order shall provide (in accordance with Sections 105 and 349 of the Code) that (x) the liens, security interests and claims granted to the Pre-Petition Agent and the Pre-Petition Secured Lenders pursuant to this Order shall continue in full force and effect and shall maintain their priorities as provided in this Order until all obligations in respect thereof shall have been paid and satisfied in full (and that such security interests, liens and claims shall, notwithstanding such dismissal, remain binding on all parties in interest) and (y) this Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing the claims, liens and security interests referred to in (x) above.

              (c) If any or all of the provisions of this Order are hereafter reversed, modified, vacated or stayed, such reversal, stay, modification or vacation shall not affect the validity and enforceability of any lien or priority authorized or created hereby. Notwithstanding any such reversal, stay, modification or vacation, any use of Cash Collateral prior to written notice to the Pre-Petition Agent of the effective date of such reversal, stay, modification or vacation shall be governed in all respects by this Order, as applicable, and the Pre-Petition Secured Lenders shall be entitled to all the rights, remedies, privileges and benefits granted in this Order with respect to all uses of Cash Collateral.

              (d) The obligations of the Debtors under this Order shall not be discharged by the entry of an order confirming a plan of reorganization in any of the Cases and, pursuant to Section 1141(d)(4) of the Code, the Debtors have waived such discharge.

         (n) LIMITATION ON USE OF COLLATERAL. Notwithstanding anything herein to the contrary, no Cash Collateral, Collateral or the Carve-Out (collectively, the "DESIGNATED ASSETS") may be used to object, contest or raise any defense to, the validity, perfection, priority, extent or enforceability of the Pre-Petition Debt or the liens securing the Pre-Petition Debt, or to assert any claims or causes of action against the Pre-Petition Secured Lenders or the Pre-Petition Agent, PROVIDED, HOWEVER, that Designated Assets in an amount not to exceed $100,000 in the aggregate may be utilized to pay allowed expenses of the Official Committee of Unsecured Creditors (the "COMMITTEE") appointed in these cases incurred in connection with the investigation or evaluation of the validity, perfection, priority, extent or enforceability of the Pre-Petition Debt or the liens securing the Pre-Petition Debt.

         (o) PARTIES IN INTEREST BOUND. The admissions contained in paragraph 3 shall be binding upon the Debtors under all circumstances, and shall be binding upon all other parties in interest, including without limitation; the Committee, unless (a) a party in interest (including the Committee) has properly filed an adversary proceeding or contested matter (subject to the limitation set forth in paragraph 11) challenging the validity, enforceability or priority of the Pre-Petition Debt or the liens on the Pre-Petition Collateral in respect thereof, or otherwise asserting any claims or causes of action against the Pre-Petition Agent or the Pre-Petition Secured Lenders on behalf of the Debtors' estates, no later than the date that is 90 days after the date that the Committee has been appointed, and
(b) the Court rules in favor of the plaintiff in any such timely and properly filed adversary proceeding or contested matter. If no such adversary proceeding or contested matter is commenced as of such date, the Pre-Petition Debt shall constitute allowed clams, not subject to subordination and otherwise unavoidable, for all purposes in these chapter 11 cases and any subsequent chapter 7 cases, the liens securing the Pre-Petition Debt on the Pre-Petition Collateral shall be deemed legal, valid, binding, perfected, not subject to defense, counterclaim, offset of any kind, subordination and otherwise unavoidable, and the Pre-Petition Agent or the Pre-Petition Secured Lenders, the Pre-Petition Debt and the liens on the Pre-Petition Collateral securing the Pre-Petition Debt shall not be subject to any other or further challenge by any party in interest seeking to exercise the rights of the Debtors' estates, including without limitation, any successor thereto. If any such adversary proceeding or contested matter is timely commenced as of such date, the admissions contained in paragraph 3 shall nonetheless remain binding and preclusive (as provided in this paragraph) except to the extent that such acknowledgements and agreements were expressly challenged in such adversary proceeding or contested matter.

         (p) SUCCESSORS AND ASSIGNS. The provisions of this Order shall be binding upon the Agents, the Pre-Petition Agent, the Pre-Petition Secured Lenders and the Debtors and their respective successors and assigns (including any chapter 7 or chapter 11 trustee hereinafter appointed or elected for the estate of any of the Debtors) and inure to the benefit of the

                  Agents, the Pre-Petition Agent, the Pre-Petition Secured Lenders and the Debtors and (except with respect to any trustee hereinafter appointed or elected for the estate of any of the Debtors) their respective successors and assigns.

         [(q) FINAL HEARING. The Final Hearing on the Motion is scheduled for _______, 2002 at ____ before this Court] (2)

         [(r) NOTICES. The Interim Hearing was held pursuant to the authorization of Bankruptcy Rule 4001(b)(2), whereby notice of the Motion and the Interim Hearing was given to the United States Trustee, the Debtors' twenty (20) largest creditors, as listed on schedules filed pursuant to Bankruptcy Rule 1007(d) with the Debtors' petition, the Pre-Petition Agent and the Pre-Petition Secured Lenders. Debtors shall promptly mail copies of this Order to the parties having been given notice of the Interim Hearing and to any other party which has filed a request for notices with this Court and to any Committee after the same has been appointed, or Committee counsel, if the same shall have been appointed. Any party in interest objecting to the relief sought at the Final Hearing shall serve and file written objections; which objections shall be served upon (i) attorneys for the Debtors: Skadden, Arps, Slate, Meagher & Flom, Attn: David S. Kurtz, 333 W. Wacker Drive, Suite 2100, Chicago, IL 60606; (ii) Attorneys for Morgan, as administrative agent


---------------------------

(2)      This paragraph to be included in Interim Order only.

                  and collateral agent for the Pre-Petition Secured Lenders:
                  Cravath, Swain & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019, Attn: Kimberly A. Grousset; Davis Polk & Wardwell, 450 Lexington Ave., New York, NY 10017, Attn: Donald
                  S. Bernstein; and (iii) the Office of the United States Trustee for the [INSERT DISTRICT], [INSERT ADDRESS], and shall be filed with the Clerk of the United States Bankruptcy Court, [INSERT DISTRICT], in each case to be actually received by said counsel and by the Clerk no later than ___ p.m. local time ___ (__) days before such hearing.] (3)



Dated:


                                             ------------------------------
                                             UNITED STATES BANKRUPTCY JUDGE




---------------------------

(3)      This paragraph to be included in Interim Order only.

                                                                        ANNEX VI

                                FORM OF DIP ORDER
                                -----------------


                                [TO BE REVISED]

                         UNITED STATES BANKRUPTCY COURT

                              DISTRICT OF
                                          ---------

In re                           )       Case No.
                                )               ---------
McLeodUSA Incorporated,         )       Chapter 11
McLeod Purchasing, LLC,         )
                                )
                     Debtors.

          FINAL ORDER (I) AUTHORIZING DEBTORS TO OBTAIN POST-PETITION FINANCING PURSUANT TO 11 U.S.C.ss.ss.105, 361, 362, 364(c)(1), 364(c)(2),
     364(c)(3) and 364(d)(1) AND (II) GRANTING ADEQUATE PROTECTION TO
                        PRE-PETITION SECURED PARTIES

         UPON THE MOTION (the "MOTION"), dated ___________, of McLeodUSA Incorporated and McLeod Purchasing, LLC (jointly and severally, the "BORROWER" or the "BORROWERS"), each as Debtor and Debtor-in-Possession (jointly and severally, the "DEBTOR" or the "DEBTORS"), pursuant to Sections 105, 361, 362, 364(c)(1), 364(c)(2), 364(d)(1) of the United States Bankruptcy Code, 11 U.S.C.ss.ss.101, ET SEQ. (the "CODE"), and Rules 2002, 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (the "BANKRUPTCY RULES") seeking, among other things:

                (1) authorization to obtain post-petition financing (the "FINANCING"), up to the principal amount of $50 million, from the JPMorgan Chase Bank ("MORGAN" or the "ADMINISTRATIVE AGENT"), and J.P. Morgan Securities Inc. ("JPMSI" or the "SYNDICATION AGENT" and together with Morgan, the "AGENTS") acting as Agents for themselves and a syndicate of financial institutions (together with the Agents, the "DIP LENDERS") to be arranged by the Agents; and

                (2) the granting of adequate protection to the lenders (the "PRE-PETITION SECURED LENDERS") under or in connection with that certain Credit Agreement, dated as of May 31, 2000 (as heretofore amended, supplemented or otherwise modified, the "PRE-PETITION CREDIT AGREEMENT") among the Borrower, the banks listed therein, the letter of credit issuing banks named therein, and Morgan, as administrative agent for the Pre-Petition Secured Lenders (the "PRE-PETITION AGENT"), and that certain Security Agreement, dated as of [DATE], between __________ and Morgan as Collateral Agent (as heretofore amended, supplemented or otherwise modified, the "SECURITY AGREEMENT" and, collectively with the Pre-Petition Credit Agreement, and the Mortgages and other loan documentation executed in connection therewith, the "EXISTING AGREEMENTS") whose liens and security interests are being primed by the Financing; and DUE NOTICE of the Motion and the Final Hearing having been given by the Debtors to the twenty largest unsecured creditors of each of the Debtors, the Pre-Petition Agent, the Pre-Petition Secured Lenders and the United States Trustee for the District of _________; and

THE FINAL HEARING having been held on [DATE]; and

         UPON THE RECORD made by the Debtors at the Final Hearing, and after due deliberation and consideration and sufficient cause appearing therefor;

         IT IS FOUND, DETERMINED, ORDERED AND ADJUDGED, that:

         1. JURISDICTION. This Court has core jurisdiction over these proceedings and the parties and property affected hereby pursuant to 28 U.S.C.ss.ss.157(b) and 1334.

         2. NOTICE. The notice given by the Debtors of the Motion and the Final Hearing constitutes due and sufficient notice of the Motion and the Final Hearing.

         3. DEBTORS' STIPULATIONS. Without prejudice to the rights of any other party, the Debtors have stipulated and agreed that:

                 (1) in accordance with the terms of the Existing Agreements and as of the date hereof and as of the filing of the Debtors' Chapter 11 petitions herein (the "PETITION DATE"), Borrower _______________ was truly and justly indebted and liable to the Pre-Petition Secured Lenders, without defense, counterclaim or offset of any kind, in the aggregate principal amount of approximately $[AMOUNT] in respect of loans made and in the aggregate principal amount of approximately $[AMOUNT] in respect of letters of credit issued, in each case, by the Pre-Petition Secured Lenders pursuant to the Existing Agreements, plus interest thereon and fees and expenses incurred in connection therewith as provided in the Existing Agreements (collectively, the "PRE-PETITION DEBT");

                 (2) the liens and security interests granted to the Pre-Petition Agent pursuant to the Security Agreement and pursuant to all mortgages, deeds of trust and other security documents executed by either or both of the Debtors in favor of the Pre-Petition Agent in connection with the Existing Agreements, are valid, perfected, enforceable, first priority liens and security interests in the personal and real property described in such Agreement, mortgages, deeds of trusts and security documents (the "PRE-PETITION COLLATERAL") subject only to (a) the liens and security interests granted to the Agents and the DIP Lenders pursuant to this Order and the DIP Credit Agreement and (b) liens permitted under the Existing Agreements to the extent such permitted liens are permitted thereunder to be senior to or pari passu with the liens of the Pre-Petition Agent on the Pre-Petition Collateral; and

         (3) the aggregate value of the Pre-Petition Collateral substantially exceeds the aggregate amount of the Pre-Petition Debt.

     4.  FINDINGS REGARDING THE FINANCING

         (a) The Debtors have a need to obtain financing in order to permit, among other things, the orderly continuation of the operation of their business, to maintain business relationships with vendors and suppliers, to make capital expenditures and to satisfy other working capital needs of themselves and certain of their subsidiaries and affiliates, and the ability of the Debtors to obtain sufficient working capital and liquidity through the incurrence of new indebtedness for borrowed money and other financial accommodations is vital to the preservation and maintenance of the going concern values of the Debtors and a successful reorganization of the Debtors.

         (b) The Debtors are unable to obtain adequate unsecured credit allowable under Section 503(b)(1) of the Code as an administrative expense, and a credit facility in the amount and on the terms provided by the Financing is unavailable to the Debtors without the Debtors granting to the Agents and the DIP Lenders (subject to the Carve-Out, as defined below) the Superpriority Claim and the DIP Liens (each as defined below).

         (c) The terms of the Financing are fair and reasonable, and reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duty and are supported by reasonably equivalent value and fair consideration.

         (d) The Financing has been negotiated in good faith and at arms-length between the Debtors and the Agents, and any credit extended, letters of credit issued for the account of and loans made to the Debtors by the DIP Lenders pursuant to the Debtor-in-Possession Credit Agreement attached as Exhibit A to the Motion as such agreement has been modified as of the date hereof (the "DIP CREDIT AGREEMENT"), and any credit extended in respect of overdrafts referred to in the DIP Credit Agreement, shall be deemed to have been extended by the DIP Lenders in good faith, as that term is used in Section 364(e) of the Code.

     5.  AUTHORIZATION OF THE FINANCING AND THE DOCUMENTS.1'

         (a) The Debtors are hereby authorized to borrow or obtain letters of credit pursuant to the DIP Credit Agreement, which shall be used in accordance with this Order and the DIP Credit Agreement for the purposes set forth in the DIP Credit Agreement. In addition, the Debtors are hereby authorized to the extent provided in the DIP Credit Agreement to incur overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house fund transfers provided to or for the benefit of the Debtors by [BANK] or any of its affiliates (in addition to the amount of borrowings and letters of credit obtained pursuant to the DIP Credit Agreement).

--------------
1'   The Court has entered its Interim Order Authorizing Use of Cash
Collateral and Providing Adequate Protection Under 11 U.S.C. Sections 105, 361 and 363, and contemporaneously with this order is entering its Final Order Authorizing Use of Cash Collateral and Providing Adequate Protection Under U.S.C. Sections 105, 361 and 363 (the "Cash Collateral Orders"). Notwithstanding any provision in either of the Cash Collateral Orders to

         (b) In furtherance of the foregoing, each of the Debtors is authorized and directed to do and perform all acts, to make, execute and deliver all instruments and documents (including, without limitation, the execution of security agreements, mortgages and financing statements), and to pay all fees, that may be reasonably required or necessary for the Debtors' performance of the Financing, including, without limitation:

              (1) the execution, delivery and performance of the Financing Documents (as defined in the DIP Credit Agreement) and any exhibits attached thereto, including, without limitation, the DIP Credit Agreement and the Security Agreement (substantially in the forms attached to the Motion), contemplated thereby (as each such item is defined in the DIP Credit Agreement) (collectively, and together with the letter agreement referred to in clause (3) below, the "DOCUMENTS"),

              (2) the execution and delivery of one or more amendments to the DIP Credit Agreement for, among other things, the purpose of adding financial institutions as DIP Lenders and reallocating the commitments for the Financing among the DIP Lenders in each case in such form as the Debtors, the Agents and the DIP Lenders may agree,

              (3) the non-refundable payment to the Agents or the DIP Lenders, as the case may be, of the fees referred to in the DIP Credit Agreement (and in the separate letter agreement dated [DATE] between the Borrowers and the Agents referred to in the DIP Credit Agreement) and such Letter of Credit Fees, Commitment Fees and reasonable costs and expenses as may be due from time to time including, without limitation, attorneys' fees

--------------
the contrary, the provisions of this Order shall control.

and disbursements as provided in the Documents, all as such terms are defined in the Documents, and

                 (4) performance of all other acts required under or in connection with the Documents.

           (c) Upon execution and delivery of the Documents, the Documents shall constitute valid and binding obligations of the Debtors, enforceable against each Debtor party thereto in accordance with their terms.

     6.    SUPERPRIORITY CLAIMS.

           (a) Pursuant to Section 364(c)(1) of the Code, all of the Debtors' obligations and indebtedness arising under or in respect of the Financing and the Documents (including without limitation in respect of overdrafts referred to in Section _____ of the DIP Credit Agreement)(the "DIP OBLIGATIONS") shall constitute obligations of the Debtors with priority over any and all administrative expenses of the kind specified in Sections 503(b) and 501(b) of the Code, and over any and all administrative expenses or other claims under Sections 105, 326, 328, 330, 331, 506(c), 507(a), 546(c) or 726 of the
Code (the "SUPERPRIORITY CLAIMS"), subject only in the event of the occurrence of a Default or an Event of Default (each as defined in the DIP Credit Agreement) to the payment of the Carve Out (as hereinafter defined).

           (b) For purposes hereof, the "Carve-Out" means an amount equal to the sum of (x) in the event of the occurrence and during the continuance of a Default or an Event of Default (each as defined in the Agreement) or an event that would constitute a Default or an Event of Default with the giving of notice or lapse of time or both, the allowed and unpaid professional fees and disbursements incurred by the Debtor and by any statutory committee

(each, a "COMMITTEE") appointed in the Cases in an aggregate amount not in excess of the sum of (i) $2.5 million; plus (ii) the amount certified to the Administrative Agent by the Debtors in the last Borrowing Base (to be defined in the Agreement) prior to a Default or an Event of Default as constituting the then unpaid professional fees and disbursements incurred by the Debtors and the Committee, plus (y) the payment of fees pursuant to 28 U.S.C. Section 1930 and to the Clerk of the Court, PROVIDED HOWEVER that so long as no Default or Event of Default or an event which with the giving of notice or lapse of time or both would constitute a Default or an Event of Default shall have occurred and be continuing, the Debtors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under Sections 330 and 331 of the Code, as the same may be due and payable, and any such compensation and expenses previously paid prior to the occurrence of a Default or Event of Default shall not be applied against the Carve-Out. No portion of the Carve-Out shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of the indebtedness of the Borrowers owing to the parties primed by the priming liens or to the collateral securing such indebtedness.

     7. DIP LIENS. As security for the DIP Obligations, effective upon the date of this Order and without the necessity of the execution by the Debtors of mortgages, security agreements or otherwise, the following security interests and liens are hereby granted to the Agent and the DIP Lenders (all properly identified in clauses (1), (2) and (3) below being collectively referred to as the "COLLATERAL," and such security interests and liens being collectively referred to as the "DIP LIENS") subject (except in the case of amounts deposited in respect of Letters of Credit pursuant to Section _____ of the DIP Credit Agreement, which shall not be subject to the Carve-Out) in the event of the occurrence of a Default or an Event of Default, to the payment of the Carve-Out:

                 (1) FIRST LIEN ON CASH BALANCES AND UNENCUMBERED PROPERTY. Pursuant to Section 364(c)(2) of the Code, the Agent and the DIP Lenders are hereby granted a perfected first priority senior security interest in and lien upon (A) all Cash Balances (as defined in the DIP Credit Agreement) and other cash of the Borrowers (whether maintained with the Agents or otherwise) and any investment of the funds contained therein (all of such property referred to in this clause (A) being hereinafter referred to as the "CREDIT AGREEMENT CASH COLLATERAL"), and (B) all unencumbered pre- and post-petition property of the Debtors, whether existing on the Petition Date or thereafter acquired (but not including the proceeds of causes of action arising solely under the Code, including, but not limited to, avoidance actions, or incorporated thereunder pursuant to section 544(b)(1) thereof).

                 (2) LIEN PRIMING PRE-PETITION LIENS. Pursuant to Section 364(d)(1) of the Code, the Agent and the DIP Lenders are hereby granted a perfected first priority senior priming security interest in and lien upon all pre- and post-petition property of the Debtors (including, without limitation, accounts receivable, contracts, documents, equipment, general intangibles, instruments, inventory, interests in leaseholds, real property and the capital stock of the subsidiaries of the Debtors and the proceeds of all of the foregoing), whether now existing or hereafter acquired, that is subject to the existing liens presently securing any of the Debtors' indebtedness, including, but not limited to Debtors' indebtedness (including in respect of issued but undrawn letters of credit) to the Pre-Petition Secured Lenders (but not including the proceeds of causes of action accruing solely under the Code, including, but not limited to, avoidance actions, or incorporated thereunder pursuant to Section 544(b)(1) thereof). Such security interests and liens shall be senior in all respects to the security interests and liens in such property of the holders of any of the Debtors' indebtedness, including the Debtors' indebtedness to the Pre-Petition Secured Lenders and any present and future liens of the Pre-Petition Secured Lenders (including, without limitation, adequate protection liens granted hereunder) but shall not be senior to the interests of other parties arising out of liens, if any, in such property existing on the Petition Date (i) to the extent scheduled in Schedule ___ to the DIP Credit Agreement; and (ii) to the extent such liens secure any indebtedness (other than indebtedness to the Pre-Petition Secured Lenders and as scheduled in Schedule ___ in an aggregate amount less than or equal to [$1 million], including liens that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Code.

                  (3) LIEN JUNIOR TO LIENS OF OTHER SECURED CREDITORS. Pursuant to Section 364(c)(3) of the Code, the Agent and the DIP Lenders are hereby granted a perfected junior priority security interest in and lien upon all pre- and post-petition property of the Debtors (which liens will be supplemental to those liens described in clause (2) of this paragraph 7, as to which the liens and security interests in favor of the Agents will be as described in such clause), whether now existing or hereafter acquired, that is subject to valid and perfected liens in existence on the Petition Date or to valid liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Code, junior to such valid and perfected liens (but not including the proceeds of causes of action accruing solely under the Code, including, but not limited to, avoidance actions, or incorporated thereunder pursuant to Section 544(b)(1) thereof).

      8.    PROTECTION OF DIP LENDERS' RIGHTS.

                  (a) So long as there are any borrowings or letters of credit outstanding, or the DIP Lenders have any Commitment (as defined in the DIP Credit Agreement) under the DIP Credit Agreement, the Pre-Petition Secured Lenders shall take no action to foreclose upon the liens granted to the Pre-Petition Secured Lenders pursuant to the Existing Agreements and this Order or otherwise exercise remedies against the Collateral.

                  (b) Subject only to the provisions of the DIP Credit Agreement, the automatic stay provisions of Section 362 of the Code are vacated and modified to the extent necessary to permit the Agents and the DIP Lenders to exercise, upon the occurrence of an Event of Default and the giving of the five business days' written notice to the Debtors and any Committee, all rights and remedies against the Collateral provided for in the Documents (including, without limitation, the right to setoff monies of the Debtors in accounts maintained with the Agents or any DIP Lender).

      9. ADEQUATE PROTECTION. The Pre-Petition Secured Lenders are entitled, pursuant to Sections 361 and 364(d)(1) of the Code, to adequate protection of their interest in the Pre-Petition Collateral for any diminution in value of the Pre-Petition Secured Lenders' interests in the Pre-Petition Collateral, including, without limitation, any such diminution resulting from the priming of the Pre-Petition Agent's security interests and liens in the Pre-Petition Collateral by the Agents and the DIP Lenders pursuant to the Financing Documents and this Order and the imposition of the automatic stay pursuant to
Section 362 of the Code. As adequate protection, the Pre-Petition Agent and the Pre-Petition Secured Lenders are hereby granted the following:

                  (1) ADEQUATE PROTECTION LIENS. The Pre-Petition Agent and the Pre-Petition Secured Lenders are hereby granted (effective upon the date of this Order and without the necessity of the execution by the Debtors of mortgages, security agreements, pledge agreements, financing statements or other agreements) a perfected first priority senior security interest in and lien upon all the Collateral, subject and subordinate only to (a) the security interests and liens granted to the Agents for the benefit of the DIP Lenders in this Order and pursuant to the Documents and any liens on the Collateral to which such liens so granted to the Agents are junior, (b) the applicable provisions of the Carve-Out, (c) any compensation (exclusive of professional fees and expenses) directly payable to any trustee appointed in these chapter 11 cases, (d) valid and perfected non-voidable liens in existence on the Petition Date and (e) valid liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Code, provided, however, that in the event the Restructuring is consummated, the Pre-Petition Secured Lenders shall not be entitled to any cash payment with respect to such liens.

                  (2) SECTION 507(b) CLAIM. The Pre-Petition Agent and the Pre-Petition Secured Lenders are hereby granted, subject, in the event of the occurrence of a Default or an Event of Default, to the payment of the Carve-Out, a superpriority claim as provided for in Section 507(b) of the Code, immediately junior to the claims under Section 364(c)(1) of the Code held by the Agents and the DIP Lenders.

                  (3) INTEREST, FEES AND EXPENSES. The Pre-Petition Agent and the Pre-Petition-Secured Lenders shall receive (a) cash payments in an amount equal to all accrued and unpaid letter of credit fees and interest on the Pre-Petition Debt at the rate provided for in the Existing Agreements, and all other accrued and unpaid fees and disbursements (including, but not limited to, fees owed to the Pre-Petition Agent) incurred prior to the Petition Date owing under the Existing Agreements, (b) current cash payments (i) in an amount equal to all fees and expenses payable to the Pre-Petition Agent and otherwise under the Existing Agreements, including but not limited to, the reasonable fees and disbursements of counsel and financial consultants for the Pre-Petition Agent and (ii) on the first business day of each month, all accrued but unpaid letter of credit fees, and interest on the Pre-Petition Debt at a rate per annum equal to the non-default contractual interest rate under the Pre-Petition Credit Agreement, PROVIDED that, without prejudice to the rights of any other party to contest such assertion, the Pre-Petition Secured Lenders reserve their rights, upon the occurrence of a Default or Event of Default under the Pre-Petition Credit Agreement (other than a Default or Event of Default that has been waived in accordance with the terms of the Third Amendment dated ____, 2001, to the Pre-Petition Credit Agreement), to assert claims for the payment of additional interest calculated at any other applicable rates of interest (including, without limitation, default rates), or on any other basis, provided for in the Existing Agreements.

               (4) PRESERVATION AND MONITORING OF COLLATERAL. The Debtors are hereby authorized and directed to take all steps reasonably necessary to protect and maintain the value of the Pre-Petition Collateral, including, without limitation, making such capital expenditures and performing such maintenance as may be necessary for purposes of maintaining such value. The Pre-Petition Secured Lenders shall be permitted to continue to retain expert consultants and financial advisors at the expense of the Debtors, which consultants and advisors shall be given reasonable access not less frequently than quarterly for purposes of monitoring the value of the Pre-Petition Collateral and the compliance by the Debtors with the provisions of this paragraph.

               (5) LIMITATION ON CHARGING EXPENSES AGAINST COLLATERAL. Except to the extent of the Carve-Out, no expenses of administration of the Cases or any future proceeding or that may result therefrom, including liquidation in bankruptcy or other proceedings under the Code, shall be charged against or recovered from the Collateral or, to the extent such expenses are incurred prior to repayment in full of all amounts owing to the DIP Lenders the Pre-Petition Collateral, pursuant to Section 506(c) of the Code or any similar principal of law, without the prior written consent of the Agents or the Pre-Petition Agent, as the case may be, and no such consent shall be implied from any other action, inaction, or acquiescence by the Agents, the DIP Lenders, the Pre-Petition Agent or the Pre-Petition Secured Lenders.

      10. RESERVATION OF RIGHTS OF PRE-PETITION SECURED LENDERS. The Court finds that, notwithstanding any other provision hereof, the adequate protection provided herein is reasonable and sufficient to protect the interests of the Pre-Petition Secured Lenders. However, the Pre-Petition Agent and the Pre-Petition Secured Lenders may request further or different adequate protection, and the Debtors or any other party may contest any such request. Moreover, nothing contained in this Order shall impair or modify the right of any Pre-Petition Secured Lender that is a party to a swap agreement or other eligible financial contract with a Debtor to assert rights of set-off or other rights with respect thereto (or the right of the Debtors to contest such assertions).

      11. PERFECTION OF DIP LIENS AND ADEQUATE PROTECTION LIENS. The Agents, the DIP Lenders and the Pre-Petition Secured Lenders that have been granted security interests and liens hereunder shall not be required to file or record financing statements, mortgages, notices of lien or similar instruments in any jurisdiction or take any other action in order to validate and perfect the security interests and liens granted to them pursuant to this Order. If the Agents on behalf of the DIP Lenders or the Pre-Petition Secured Lenders shall, in their sole discretion, choose to file such financing statements, mortgages, notices of lien or similar instruments or otherwise confirm perfection of such security interests and liens, the liens and security interest granted herein shall be deemed perfected at the time and on the date of entry of this Order. The Pre-Petition Secured Lenders shall not file such financing statements, mortgages, notices of lien or similar instruments, or otherwise confirm perfection of such security interests and liens, unless the Agents on behalf of the DIP Lenders shall theretofore have done so. Upon the request of the Agents, each of the Pre-Petition Secured Lenders and the Pre-Petition Agent, without any further consent of any party, is authorized to take, execute and deliver such instruments (in each case without representation or warranty of any kind) to enable the Agents to further perfect, preserve and enforce the security interests an liens granted to the Agents for the benefit of the DIP Lenders by the Documents and this Order.

      12.  PRESERVATION OF RIGHTS GRANTED UNDER THE ORDER.

           (a) No claim having a priority superior to or PARI PASSU with that granted by this Order to the Agents and the DIP Lenders or to the Pre-Petition Agent and the Pre-Petition Secured Lenders, respectively, shall be granted while any portion of the Financing (or refinancing thereof) or the commitment thereunder remains outstanding, and the security interests and liens granted to the Agents on behalf of the DIP Lenders hereunder shall not be (i) subject to any lien or security interest that is avoided and preserved for the benefit of the Debtors' estates under Section 551 of the Code or (ii) subordinated to or made PARI PASSU with any other lien or security interest under Section 364(d) of the Code or otherwise.

           (b) Unless all obligations and indebtedness owing to the Agents and the DIP Lenders under the DIP Credit Agreement shall theretofore have been paid in full (and, with respect to outstanding Letters of Credit issued pursuant to the DIP Credit Agreement, cash collateralized in accordance with the provisions of the DIP Credit Agreement), the Debtors shall not seek, and it shall constitute an Event of Default if any of the Debtors seek, or if there is entered, an order dismissing any of the Cases. If an order dismissing any of the Cases under Section 1112 of the Code or otherwise is at any time entered, such order shall provide (in accordance with Sections 105 and 349 of the Code) that (x) the superpriority claims, priming liens and security interests and replacement security interests granted to the Agents and the DIP Lenders and the Pre-Petition Secured Lenders, as the case may be, pursuant to this Order shall continue in full force and effect and shall maintain their priorities as provided in this Order until all obligations in respect thereof shall have been paid and satisfied in full (and that such superpriority claims, priming liens and replacement liens, shall, notwithstanding such dismissal, remain binding on all parties in interest) and (y) this Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing the claims, liens and security interests referred to in (x) above.

           (c) If any or all of the provisions of this Order are hereafter reversed, modified, vacated or stayed, such reversal, stay, modification or vacation shall not affect (x) the validity of any obligation, indebtedness or liability incurred by the Debtors to the DIP Lenders prior to written notice to the Agents of the effective date of such reversal, stay, modification or vacation or (y) the validity and enforceability of any lien or priority authorized or created hereby or pursuant to the DIP Credit Agreement with respect to any such obligation, indebtedness or liability. Notwithstanding any such reversal, stay, modification or vacation, or any indebtedness, obligation or liability incurred by the Debtors to the DIP Lenders prior to written notice to Pre-Petition Agent and the Agents of the effective date of such reversal, stay, modification or vacation shall be governed in all respects by the original provisions of this Order, as applicable, and the DIP Lenders and the Pre-Petition Secured Lenders shall be entitled to all the rights, remedies, privileges and benefits granted in this Order and/or pursuant to the DIP Credit Agreement with respect to all such indebtedness, obligation or liability.

           (d) The obligations of the Debtors under this Order and the Financing Documents shall not be discharged by the entry of an order confirming a plan of reorganization in any of the Cases and, pursuant to
Section 1141(d)(4) of the Code, the Debtors have waived such discharge.

      13. LIMITATION ON USE OF FINANCING PROCEEDS AND COLLATERAL. Notwithstanding anything herein to the contrary, no borrowings, letters of credit, Collateral or the Carve-Out (collectively, the "DESIGNATED ASSETS") may be used to object, contest or raise any defense to, the validity, perfection, priority, extent or enforceability of the Pre-Petition Debt or the liens securing the Pre-Petition Debt, or to assert any claims or causes of action against the Pre-Petition Secured Lenders or the Pre-Petition Agent PROVIDED, HOWEVER, that Designated Assets in an amount not to exceed $100,000 in the aggregate may be utilized to pay allowed expenses of any Official Committee of Unsecured Creditors appointed in these cases incurred in connection with the investigation or evaluation of the validity, perfection, priority, extent or enforceability of the Pre-Petition Debt or the liens securing the Pre-Petition Debt.

      14. AMENDMENTS TO THE DOCUMENTS. The Debtors, the Agents and the DIP Lenders may amend, modify, supplement or waive any provision of the Documents if such amendment, modification, supplement or waiver is permitted under the terms of the Documents and is not material (in the good faith judgment of the Debtors and the Agents), without the need to apply to, or receive further approval from, the Court, PROVIDED, HOWEVER, that the Debtors shall give notice to any Committee and the Office of the United States Trustee of any non-material amendments, waivers, supplements or modifications.

    15. SUBROGATION OF DEBTORS. Upon (a) final satisfaction and repayment in full of all DIP Obligations to the Agent and the DIP Lenders under the DIP Credit Agreement and (b) termination of the commitments thereunder, each of the Debtors shall thereafter, automatically and without further act or deed, be subrogated to the rights of the Agents and the DIP Lenders under the DIP Credit Agreement as against the other Debtors based upon each respective Debtor's actual (a) usage of or benefit from the proceeds of the Financing and
(b) repayment or satisfaction thereof. Such rights of subrogation shall include, without limitation, all of the liens, collateral, priorities, superpriorities and other rights, remedies and claims granted to the Agents or the DIP Lenders, as the case may be, under the Documents or otherwise. Final determination of the respective usage of or benefit from the proceeds of the Financing by each Debtor and its liability therefor, as well as the amount of any claims arising by way of subrogation in favor of the other Debtors, shall be made by this Court after notice and a hearing.

    16. ORDER GOVERNS. In the event of any inconsistency between the provisions of this Order and of the DIP Credit Agreement, the provisions of this Order shall govern.

    17. SUCCESSORS AND ASSIGNS. The provisions of this Order shall be binding upon the Agents, the DIP Lenders, the Pre-Petition Agent, the Pre-Petition Secured Lenders and the Debtors and their respective successors and assigns (including any chapter 7 or chapter 11 trustee hereinafter appointed or elected for the estate of any of the Debtors) and inure to the benefit of the Agents, the DIP Lenders, the Pre-Petition Agent, the Pre-Petition Secured Lenders and the Debtors and (except with respect to any trustee hereinafter appointed or elected for the estate of any of the Debtors) their respective successors and assigns.


Dated:


                                             ------------------------------
                                             UNITED STATES BANKRUPTCY JUDGE

                                                                     ANNEX VII


                                    NON-CORE ASSETS
                                    ---------------


ASSET                              DESCRIPTION
-----                              -----------
DTG/ATS                            South Dakota ILEC, CLEC and cable assets

Splitrock                          National data network

CapRock Services                   Off-shore oil service

Greene County                      Local cable operator

Iowa/ATS                           Cedar Rapids cable and telco overbuild

IBS                                Telecom equipment

Operator Services                  411 services

Public Services                    Pay phone services

Ruffalo CODY                       Telemarketing

CMR                                Telemarketing

Inventory                          Excess telecommunications equipment

Gulfstream V and other aircraft    Aircraft

Effingham, Illinois building       Building

Facilities                         Idle and excess facilities identified for
                                   sale or consolidation and having an
                                   estimated value of $15,280,000 in the
                                   aggregate as of September 30, 2001

The foregoing assets are identified in the Third Amendment as Non-Core Assets. These assets may be disposed of as a sale of stock, sale of assets, merger or consolidation, or any combination of the foregoing.